                                                         FINAL EXECUTION VERSION

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                               BRADY CORPORATION,

                                 EMED CO, INC.,

                            SUMMIT/EMED HOLDINGS, LLC

                                       AND

                               THE SELLING HOLDERS
                                  NAMED HEREIN

                            Dated as of April 2, 2004

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                                TABLE OF CONTENTS

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
Article I         DEFINITIONS..........................................................................        2

         1.1      Certain Definitions..................................................................        2

Article II        SALE AND PURCHASE OF SECURITIES......................................................       10

         2.1      Sale and Purchase of Securities......................................................       10

Article III       CONSIDERATION........................................................................       10

         3.1      Consideration........................................................................       10

         3.2      Payment of Purchase Price............................................................       11

         3.3      Purchase Price Adjustment............................................................       12

Article IV        CLOSING AND TERMINATION..............................................................       16

         4.1      Closing Date.........................................................................       16

         4.2      Termination of Agreement.............................................................       16

         4.3      Procedure Upon Termination...........................................................       16

         4.4      Effect of Termination................................................................       16

Article V         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................       17

         5.1      Organization and Good Standing of the Company........................................       17

         5.2      Authorization of Agreement...........................................................       17

         5.3      Conflicts; Consents of Third Parties.................................................       17

         5.4      Capitalization.......................................................................       18

         5.5      Corporate Matters....................................................................       18

         5.6      Subsidiaries.........................................................................       19

         5.7      Financial Statements.................................................................       19

         5.8      No Undisclosed Liabilities...........................................................       19

         5.9      Absence of Certain Developments......................................................       20

         5.10     Taxes................................................................................       21

         5.11     Real Property........................................................................       23

         5.12     Assets...............................................................................       24

         5.13     Intellectual Property................................................................       24

         5.14     Material Contracts...................................................................       25

         5.15     Employee Benefits Plans..............................................................       27
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         5.16     Labor................................................................................       29

         5.17     Litigation...........................................................................       30

         5.18     Compliance with Laws; Permits........................................................       30

         5.19     Environmental Matters................................................................       30

         5.20     Financial Advisors...................................................................       32

         5.21     Accounts.............................................................................       32

         5.22     Insurance............................................................................       32

         5.23     Bank Accounts........................................................................       33

         5.24     Transactions with Related Parties....................................................       33

         5.25     Product Matters......................................................................       33

         5.26     Disclosure...........................................................................       34

         5.27     Due Diligence........................................................................       34

         5.28     No Other Representations or Warranties; Schedules....................................       34

Article VI        REPRESENTATIONS AND WARRANTIES OF THE LLC UNITHOLDERS................................       34

         6.1      Organization and Good Standing.......................................................       34

         6.2      Authorization of Agreement...........................................................       34

         6.3      Conflicts; Consents of Third Parties.................................................       35

         6.4      Ownership and Transfer of LLC Units..................................................       35

         6.5      Litigation...........................................................................       35

         6.6      Financial Advisors...................................................................       35

         6.7      LLC Matters..........................................................................       36

         6.8      Taxes................................................................................       37

Article VII       REPRESENTATIONS AND WARRANTIES OF THE FOUNDING STOCKHOLDERS..........................       39

         7.1      Organization and Good Standing.......................................................       39

         7.2      Authorization of Agreement...........................................................       40

         7.3      Conflicts; Consents of Third Parties.................................................       40

         7.4      Ownership and Transfer of Company Stock..............................................       41

         7.5      Litigation...........................................................................       41
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         7.6      Financial Advisors...................................................................       41

Article VIII      REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................       41

         8.1      Organization and Good Standing.......................................................       41

         8.2      Authorization of Agreement...........................................................       41

         8.3      Conflicts; Consents of Third Parties.................................................       42

         8.4      Litigation...........................................................................       42

         8.5      Investment Intention.................................................................       42

         8.6      Financial Advisors...................................................................       42

         8.7      Financing............................................................................       42

         8.8      Solvency.............................................................................       42

         8.9      Condition of the Business............................................................       43

Article IX        COVENANTS............................................................................       43

         9.1      Access to Information................................................................       43

         9.2      Conduct of the Business Pending the Closing..........................................       44

         9.3      Consents.............................................................................       46

         9.4      Regulatory Approvals.................................................................       46

         9.5      Further Assurances...................................................................       47

         9.6      Confidentiality......................................................................       48

         9.7      Indemnification......................................................................       48

         9.8      Preservation of Records..............................................................       50

         9.9      Publicity............................................................................       50

         9.10     Employment and Employee Benefits.....................................................       50

         9.11     Supplementation and Amendment of Schedules...........................................       51

         9.12     Exclusivity..........................................................................       51

         9.13     Real Property........................................................................       52

         9.14     Noncompetition Agreements............................................................       53

         9.15     Certain Agreements...................................................................       53

         9.16     Continuation of Benefits.............................................................       53

Article X         CONDITIONS TO CLOSING................................................................       53
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                                TABLE OF CONTENTS
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         10.1     Conditions Precedent to Obligations of Purchaser.....................................       53

         10.2     Conditions Precedent to Obligations of the Selling Holders...........................       55

         10.3     Frustration of Closing Conditions....................................................       57

Article XI        INDEMNIFICATION......................................................................       57

         11.1     Survival of Representations and Warranties...........................................       57

         11.2     Indemnification by Selling Holders...................................................       57

         11.3     Indemnification by Purchaser.........................................................       59

         11.4     Indemnification Procedures...........................................................       59

         11.5     Limitations on Indemnification for Breaches of Representations and Warranties........       60

         11.6     Tax Treatment of Indemnity Payments..................................................       62

         11.7     No Consequential Damages.............................................................       62

         11.8     Exclusive Remedy.....................................................................       62

Article XII       MISCELLANEOUS........................................................................       63

         12.1     Payment of Sales, Use or Similar Taxes...............................................       63

         12.2     Expenses.............................................................................       63

         12.3     Holder Representative................................................................       63

         12.4     Submission to Jurisdiction; Consent to Service of Process............................       65

         12.5     Entire Agreement; Amendments and Waivers.............................................       65

         12.6     Governing Law........................................................................       65

         12.7     Notices..............................................................................       65

         12.8     Severability.........................................................................       67

         12.9     Binding Effect; Assignment...........................................................       67

         12.10    Counterparts.........................................................................       67

         12.11    Specific Performance.................................................................       67

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                                       iv
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                                TABLE OF CONTENTS
                                   (CONTINUED)

SCHEDULES                                                                     PAGE
---------                                                                     ----
Schedule 1.1(a)                 Existing Liens and Permitted Liens
Schedule 1.1(b)                 Knowledge of the Company
Schedule 3.1(a)                 Closing Debt
Schedule 3.3(c)                 Agreed Principles
Schedule 3.3(c)(i)              Working Capital as of January 31, 2004
Schedule 5.1                    Foreign Qualifications
Schedule 5.3(a)                 No Conflicts
Schedule 5.3(b)                 Consents
Schedule 5.4(a)                 Stock Ownership
Schedule 5.4(b)                 Capitalization
Schedule 5.5                    Officers and Directors
Schedule 5.7                    Financial Statements
Schedule 5.9                    Absence of Certain Changes
Schedule 5.10                   Tax Returns
Schedule 5.11                   Real Property
Schedule 5.12                   Assets
Schedule 5.13                   Intellectual Property
Schedule 5.14                   Material Contracts
Schedule 5.15(a)                Employee Benefit Plans
Schedule 5.16(a)                Employees
Schedule 5.16(c)                Labor Matters
Schedule 5.17                   Litigation
Schedule 5.18(b)                Permits
Schedule 5.19(a)                Environmental Compliance
Schedule 5.19(b)                Environmental Permits
Schedule 5.19(h)                Tanks
Schedule 5.19(k)                Asbestos and PCBs
Schedule 5.19(m)                Environmental Assessments
Schedule 5.20                   Financial Advisors
Schedule 5.22(a)                Insurance Policies
Schedule 5.21(b)                Claims Under Insurance Policies
Schedule 5.23                   Bank Accounts
Schedule 5.24                   Transactions with Related Parties
Schedule 5.25(a)                Product Warranty Claims
Schedule 5.25(b)                Product Liability Matters
Schedule 6.7(a)                 LLC Ownership
Schedule 6.7(d)                 LLC Bank Accounts
Schedule 6.7(g)                 LLC Officers and Managers
Schedule 6.8                    LCC Tax Returns
Schedule 8.3(a)                 No Conflicts

Schedule 9.2                    Conduct of Business
Schedule 9.10                   Purchaser Plans

EXHIBITS

Exhibit A - Selling Holder Information

Exhibit B - Escrow Agreements

Exhibit C - Noncompetition Agreement

Exhibit D - Opinion of Weil, Gotshal & Manges LLP

Exhibit E - Opinion of Quarles & Brady, LLP

                          SECURITIES PURCHASE AGREEMENT

            SECURITIES PURCHASE AGREEMENT, dated as of April 2, 2004 (the "Agreement"), by and among Brady Corporation, a corporation existing under the laws of Wisconsin ("Purchaser"), EMED Co., Inc., a New York corporation (the "Company"), Summit/EMED Holdings, LLC, a Delaware limited liability company (the "LLC"), certain stockholders of the Company listed on the signature pages hereof (collectively, the "Founding Stockholders"), and the unitholders of the LLC listed on the signature pages hereof (collectively the "LLC Unitholders" and, together with the Founding Stockholders, the "Selling Holders").

                              W I T N E S S E T H:

            WHEREAS, the Founding Stockholders own an aggregate of 22,394.8641 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which constitute 18.22792% (the "Company Percentage") of the issued and outstanding shares of Common Stock of the Company, and 66,243.88 shares of the Company's Series A Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock" and, together with the Common Stock, the "Company Stock") which constitutes 15.81% of the issued and outstanding shares of Preferred Stock of the Company;

            WHEREAS, the LLC Unitholders own an aggregate of 352,756.1200 units of the LLC's issued and outstanding Class A Units (the "Class A Units"), and 116,095.0091 units of the LLC's Class B Units (the "Class B Units" and, together with the Class A Units, the "LLC Units" and, together with the Company Stock, the "Securities") which together constitute all of the issued and outstanding units of the LLC;

            WHEREAS, the LLC owns an aggregate of 100,465.3648 shares of the Company's Common Stock, which constitute 81.77208% (the "LLC Percentage") of the Common Stock of the Company, and 352,756.1200 shares of the Company's Preferred Stock which constitutes 84.19% of the issued and outstanding shares of Preferred Stock of the Company;

            WHEREAS, the Selling Holders desire to sell to Purchaser, and Purchaser desires to purchase from the Selling Holders, the Securities for the purchase price and upon the terms and conditions hereinafter set forth; and

            WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Definitions.

            (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

            "Antitrust Laws" means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

            "Bain Group" means Sunapee Securities, Inc. and Squam Lake Investors III, L.P.

            "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

            "Cash" shall mean all cash (including cash on hand and cash in bank accounts) and cash equivalents of the Company and the LLC on the Closing Date.

            "Class A Amount" shall mean an amount equal to the full amount payable to holders of Class A Units upon a liquidation of the LLC as provided in that certain Operating Agreement of the LLC, dated as of April 26, 1999.

            "Class B Unit Price" shall be equal to (i) (A) the Closing Amount minus (B) the Class A Amount and minus (C) the Series A Amount; multiplied by
(ii) the LLC Percentage; divided by (iii) the number of Class B Units outstanding immediately prior to the Closing Date.

            "Closing Amount" means an amount equal to the Purchase Price, as the Purchase Price has been adjusted pursuant to Section 3.3(b) hereof, less the Adjustment Escrow Amount and the Indemnity Escrow Amount.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Common Share Price" shall be equal to (i)(A) the Closing Amount minus (B) the Class A Amount and minus (C) the Series A Amount; multiplied by
(ii) the Company Percentage; divided by (iii) the number of shares of Common Stock owned by the Founding Stockholders immediately prior to the Closing Date.

            "Contract" means any contract, indenture, note, bond, lease, commitment or other agreement.

            "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (a) the presence or Release or threatened Release of any Hazardous Materials at any location, whether or not owned by the Company; or (b) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (c) any and all claims by any Person seeking damages, contribution, indemnification, costs, recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Material or (d) the transportation, storage, treatment or disposal of Hazardous Materials.

            "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement currently in effect relating to the protection of human health and safety, the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

            "Existing Liens" means all Liens affecting any of the assets or properties of the Company on the date of this Agreement, all of which are listed on Schedule 1.1(a) attached hereto.

            "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

            "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

            "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive," or words of similar meaning or effect, including, without limitation, petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold and urea formaldehyde insulation.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Indebtedness" of any Person means, without duplication, (i) the principal of, accrued interest of, premium (if any) in respect of and prepayment and other penalties, charges, expenses and fees associated with (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through
(iv) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

            "Intellectual Property" means all intellectual property rights used by the Company arising from or in respect of the following: (i) all patents and applications therefor (including U.S. and foreign patents and design patents), including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Marks"), (iii) copyrights and registrations and applications therefor, works of authorship (under 17 U.S.C. Section 102) and mask work rights (collectively, "Copyrights"), (iv) all Software and Technology of the Company and (v) all trade secrets (as defined in the Uniform Trade Secrets Act).

            "Inventory" means all of the Company's inventories of raw materials, supplies, work in process and finished goods.

            "IRS" means the Internal Revenue Service.

            "Knowledge of the Company" means the actual knowledge of those Persons identified on Schedule 1.1(b) after due inquiry of those employees with direct reporting responsibilities to such Persons and review by such Persons of the books and records of the Company under their control by virtue of such Person's position with the Company.

            "Law" means any foreign, federal, state, local or other law, statute, code, ordinance, rule, regulation or governmental requirement or restriction and the rules, regulations and orders promulgated thereunder.

            "Legal Proceeding" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body or other Person.

            "Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

            "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

            "Management Group" shall mean each employee of the Company who is a party to this Agreement.

            "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and the LLC taken as a whole, other than an effect resulting from an Excluded Matter (as defined below), or (ii) a material adverse effect on the ability of the Company, the LLC or a Selling Holder to consummate the transactions contemplated by this Agreement. "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Company or the LLC operates; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; provided that none of the Company's real or physical properties or operating assets is directly affected by such action or occurrence; (iv) the effect of any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company or the LLC which is in contravention of the terms or provisions of this Agreement; (v) the failure of the Company and the LLC taken as a whole to meet any of its internal projections, unless such failure is attributable to a breach by the Company or the LLC of a representation, warranty or covenant contained herein; or (vi) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

            "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body or other Person.

            "Ordinary Course of Business" means the ordinary and usual course of business of the Company or the LLC, as applicable.

            "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

            "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser by the Company; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business and which do not materially impair the value or use of the property to which they attach; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) liens securing Indebtedness other than Closing Debt; (vi) title of a lessor under a capital or operating lease; and (vii) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially affect the use or value of the property to which they attach.

            "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

            "Remedial Action" means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care and
(iv) to correct a condition of noncompliance with Environmental Laws.

            "Series A Amount" shall mean the amount per share equal to the Series A Liquidation Amount (as such term is defined in the Certificate of Incorporation of the Company).

            "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

            "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

            "Summit Group" means collectively Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit Subordinated Debt Fund II, L.P., Summit V Advisors Fund (Q.P.), L.P., Summit V Advisors Fund, L.P. and Summit Investors III, L.P.

            "Steinwachs Group" means each individual member, and each trust for the benefit of any member, of the Steinwachs family as set forth on the signature pages hereto.

            "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

            "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

            "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are incorporated in, embodied in, displayed by or relate to, or are used by the Company.

            "Transaction Expenses" means all fees and expenses of the Company, the LLC and the Selling Holders payable in connection with the transactions contemplated by this Agreement, including without limitation, any investment banking fees and expenses, finder's fees or similar fees and the fees and expenses of counsel, accountants and other experts, in each case to the extent incurred by the Company, LLC or the Selling Holders.

            (b) Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

         Term                            Section
         ----                            -------
Accounting Referee                        3.3(e)
Adjustment Escrow Account                 3.1(b)

         Term                                     Section
         ----                                     -------
Adjustment Escrow Agreement               3.1(b)
Adjustment Escrow Amount                  3.1(b)
Agreed Principles                         3.3(c)
Agreement                                 Recitals
Balance Sheet                             5.7
Balance Sheet Date                        5.7
Class A Amount                            3.2(a)
Class A Units                             Recitals
Class B Units                             Recitals
Closing                                   4.1
Closing Date                              4.1
Closing Debt                              3.1(a)
Closing Statement                         3.3(c)
Closing Working Capital                   3.3(c)
Common Stock                              Recitals
Company                                   Recitals
Company Documents                         5.2
Company Percentage                        Recitals
Company Benefit Plan                      5.15(a)
Company Pension Plan                      5.15(b)
Company Property                          5.11(a)
Company Properties                        5.11(a)
Company Stock                             Recitals
Confidentiality Agreement                 9.6
Continuing Employees                      9.10(a)
Copyrights                                1.1 (in Intellectual Property
                                          definition)
EMED Loss                                 11.4
EMED Losses                               11.4
Escrow Agent                              3.1(b)
Estimated Balance Sheet                   3.3(a)
Estimated Working Capital                 3.3(a)
Excluded Matter                           1.1 (in definition of Material
                                          Adverse Effect)
Final Working Capital                     3.3(g)
Financial Statements                      5.7
Founding Stockholder Documents            7.2
Founding Stockholders                     Recitals
Holder Representative                     12.3(a)
Indemnification Claim                     11.4
Indemnity Escrow Account                  3.1(b)
Indemnity Escrow Agreement                3.1(b)
Indemnity Escrow Amount                   3.1(b)
Indemnitees                               9.7(a)
LLC                                       Recitals
LLC Percentage                            Recitals

         Term                                       Section
         ----                                       -------
LLC Unitholder Documents                  6.2
LLC Units                                 Recitals
LLC Unitholders                           Recitals
Marks                                     1.1 (in Intellectual Property
                                          definition)
Material Contracts                        5.14(a)
Net Working Capital                       3.3(a)
Noncompetition Agreement                  9.14
Owned Property                            5.11(a)
Owned Properties                          5.11(a)
Patents                                   1.1 (in Intellectual Property
                                          definition)
Preferred Stock                           Recitals
Product Liability Matters                 5.25(b)
Product Warranty Claims                   5.25(a)
Purchase Price                            3.1(a)
Purchaser                                 Recitals
Purchaser Documents                       8.2
Purchaser Expenses                        11.3(a)(ii)
Purchaser Indemnified Parties             11.3(a)
Purchaser Loss                            11.3(a)(i)
Purchaser Losses                          11.3(a)(i)
Purchaser Plans                           9.10(b)
Real Property Lease                       5.11(a)
Securities                                Recitals
Securities Act                            8.5
Selling Holder Loss                       11.2(a)(i)
Selling Holder Losses                     11.2(a)(i)
Selling Holders                           Recitals
Selling Holder Expenses                   11.2(a)(ii)
Selling Holder Indemnified Parties        11.2(a)
Series A Amount                           3.2(b)
Target Working Capital                    3.3(a)
Title Commitments                         9.13(a)
Title Company                             9.13(a)
Working Capital                           3.3(c)

            (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            Dollars. Any reference in this Agreement to $ shall mean U.S.
dollars.

            Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

            Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

            Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

            Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            (d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

                         SALE AND PURCHASE OF SECURITIES

            2.1 Sale and Purchase of Securities. Upon the terms and subject to the conditions contained herein, on the Closing Date, each Selling Holder agrees to sell to Purchaser, and Purchaser agrees to purchase from each Selling Holder, the Securities owned by such Selling Holder set forth opposite such Selling Holder's name on Exhibit A hereto.

U                                  ARTICLE III

                                  CONSIDERATION

            3.1   Consideration.

            (a) The aggregate consideration for the Securities shall be an amount in cash equal to one hundred and ninety million dollars ($190,000,000) minus (i) the outstanding amount of the Company's and the LLC's debt for money borrowed as set forth on Schedule 3.1(a) as of the Closing as reflected in pay off letters delivered pursuant to Section 10.1(h)(x) hereof (the "Closing Debt"), minus (ii) the amount of all Transaction Expenses (not paid prior to the Closing Date by the LLC, Company or Selling Holders) plus (iii) the amount of Cash (the "Purchase Price"), subject to adjustment as provided in Section 3.3. Simultaneously with the Closing, Purchaser shall repay, or cause to be repaid, on behalf of the Company and the LLC, the Closing Debt of the Company and the LLC by wire transfer of immediately available funds as directed by the Holder Representative and, to the extent permitted by the holders of the Closing Debt, cause all liens, security interests, mortgages, and other encumbrances securing or supporting the Closing Debt to be released and terminated. Simultaneously with the Closing, Purchaser shall pay, or cause to be paid, on behalf of Company, LLC and Selling Holders the Transaction Expenses to the extent not either (x) paid prior to the Closing Date or (y) taken into account under clause 3.1(a)(ii) and deducted from the Purchase Price to the Persons and in the amounts as directed by the Holder Representative.

            (b) At the Closing the Purchaser shall deposit (i) a portion of the Purchase Price payable pursuant to Section 3.1(a) equal to one million five hundred thousand dollars ($1,500,000.00) (the "Adjustment Escrow Amount") with a bank or trust company mutually acceptable to the Purchaser and the Holder Representative (the "Escrow Agent") to be held in escrow (the "Adjustment Escrow Account") pursuant to the terms and provisions of the escrow agreement attached hereto as Exhibit B-1 (the "Adjustment Escrow Agreement") and (ii) a portion of the Purchase Price payable pursuant to Section 3.1(a) equal to ten million dollars ($10,000,000.00) (the "Indemnity Escrow Amount") with the Escrow Agent to be held in escrow (the "Indemnity Escrow Account") pursuant to the terms and provisions of the escrow agreement attached hereto as Exhibit B-2 (the "Indemnity Escrow Agreement"). Except as otherwise provided herein, the Indemnity Escrow Amount shall be the sole source of recovery for Purchaser Indemnification Claims pursuant to Article XI. The Adjustment Escrow Agreement shall provide that all amounts in the Adjustment Escrow Account shall be released in connection with the payment described in Section 3.3(h) hereof. The Indemnity Escrow Agreement shall provide that the remaining balance of the Indemnity Escrow Account, less the amount of any Indemnification Claims then outstanding, shall be released on September 30, 2005.

      3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay an amount equal to the Closing Amount to the Selling Holders, which shall be paid by wire transfer of immediately available United States funds into (i) the account of Summit Ventures V, L.P. with respect to the aggregate amount payable to all members of the Summit Group, (ii) Sunapee Securities, Inc. with respect to the aggregate amount payable to the Bain Group, (iii) Jeffrey Steinwachs with respect to the aggregate amount payable to all members of the Steinwachs Group and (iv) the Company with respect to the aggregate amount payable to all members of the Management Group. The Holder Representative shall deliver to Purchaser, at least three (3) Business Days prior to

Closing, a letter of direction indicating the amount payable to each of the Summit Group, the Bain Group, the Steinwachs Group and each member of the Management Group as contemplated above and wire transfer instructions for each such payment, as applicable.

            (a) Each holder of issued and outstanding Class A Units of the LLC shall receive with respect to each such Class A Unit held by it an amount equal to the Class A Amount.

            (b) Each Founding Stockholder who holds shares of Series A Preferred Stock of the Company shall receive with respect to each such Series A Preferred Share held by it an amount equal to the Series A Amount.

            (c) Each holder of issued and outstanding Class B Units of the LLC shall receive with respect to each such Class B Unit an amount equal to the Class B Unit Price.

            (d) Each Founding Stockholder who holds shares of Common Stock of the Company shall receive, with respect to each such share of Common Stock, an amount equal to the Common Share Price.

            (e) Any additional payments to be made by the Purchaser to the Selling Holders hereunder, whether pursuant to Section 3.3, the release of funds held in the Adjustment Escrow Account or the Indemnity Escrow Account or otherwise, shall be paid pro rata among the holders of Class B Units and Common Stock based upon the percentage of the Purchase Price received by such holders by wire transfer of immediately available United States funds to the Summit Group, Bain Group and Management Group as described in the first paragraph of this Section 3.2.

            3.3   Purchase Price Adjustment.

            (a) No less than five (5) business days prior to the Closing Date, the Company shall prepare and deliver to Purchaser for Purchaser's review (i) the Estimated Balance Sheet (as defined below) and (ii) a certificate of the Chief Financial Officer of the Company to the effect that the Estimated Balance Sheet represents such person's good faith estimate of the Estimated Balance Sheet and the Estimated Working Capital (each as defined below) based on the books and records of the Company. The estimated balance sheet ("Estimated Balance Sheet") shall present an estimate of the Working Capital as of the end of business on the day immediately preceding the Closing Date, but after giving effect to the benefit of any tax deductions arising from the payment by the Company of the transaction bonuses set forth on Schedule 5.15(g) ("Estimated Working Capital") and shall be prepared in accordance with Section 3.3(c) below. The preparation of the Estimated Balance Sheet shall be for the sole purpose of determining the amount by which the Estimated Working Capital differs from fourteen million, two hundred thousand dollars ($14,200,000.00) (the "Target Working Capital").

            (b) For purposes of Closing, the Purchase Price will be adjusted if the Estimated Working Capital differs from Target Working Capital. If the Estimated Working Capital is less than the Target Working Capital, then the Purchase Price will be decreased on a dollar-for-dollar basis by the amount of such deficiency. If the Estimated Working Capital is greater than the Target Working Capital, then the Purchase Price will be increased on a dollar-for dollar basis by the amount of such excess.

            (c) As promptly as practicable, but no later than sixty (60) days after the Closing Date, the Purchaser shall cause to be prepared and delivered to Holder Representative the Closing Statement (as defined below) and a certificate based on such Closing Statement setting forth the Purchaser's calculation of Closing Working Capital. The closing statement (the "Closing Statement") shall present the Working Capital as of the end of business on the day immediately preceding the Closing Date, but after giving effect to the benefit of any tax deductions arising from the payment by the Company of the transaction bonuses set forth on Schedule 5.15(g) ("Closing Working Capital"). "Working Capital" means the current assets (excluding Cash) of the Company, plus the net property, plant and equipment of the Company as shown on the January 31, 2004 Balance Sheet of the Company (less any depreciation and any property, plant and equipment conveyed or otherwise disposed of since such date and plus any capital expenditures since such date) reduced by the current liabilities (excluding Closing Debt and accrued but unpaid interest and Transaction Expenses) of the Company, in each case as determined in accordance with GAAP and the accounting principles set forth on Schedule 3.3(c) (the "Agreed Principles"). The preparation of the Closing Statement shall be for the sole purpose of determining the amount by which Closing Working Capital differs from Estimated Working Capital. Attached hereto as Schedule 3.3(c)(i) is a schedule showing Working Capital as of January 31, 2004. For purposes of the preparation of the Closing Statement, the Purchaser shall conduct a physical count of the Inventory consisting of one hundred percent (100%) of the raw material Inventory and at least fifty percent (50%) by value of the other Inventory (starting with the highest value items and working down), which count shall take place after the Closing Date. The results of such count shall be adjusted (i.e., rolled forward and rolled back) so as to be accurate as of the end of business on the day immediately preceding the Closing Date. Purchaser and Selling Holders shall be permitted to have representatives participate in and/or observe such count. Purchaser and Holder Representative shall use their reasonable efforts to resolve any disputes regarding the count while it is being conducted.

            (d) If Holder Representative disagrees with the Purchaser's calculation of the Closing Working Capital delivered pursuant to Section 3.3(c), the Holder Representative may, within thirty (30) days after delivery of the Closing Statement, deliver a notice to the Purchaser disagreeing with such calculation and setting forth Holder Representative's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which the Holder Representative disagrees, and the Holder Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Working Capital delivered pursuant to Section 3.3(c).

            (e) If a notice of disagreement shall be duly delivered pursuant to Section 3.3(d), the Holder Representative and Purchaser shall, during the thirty (30) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of

Closing Working Capital, which amount shall not be less than the amount thereof shown in the Purchaser's calculation delivered pursuant to Section 3.3(c) nor more than the amount thereof shown in Holder Representative's calculation delivered pursuant to Section 3.3(d). If during such period, the Holder Representative and Purchaser are unable to reach such agreement, they shall promptly thereafter cause the New York city office of KPMG, LLP (the "Accounting Referee") to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Working Capital (it being understood that in making such calculation, the Accounting Referee shall be functioning as an expert to determine, based on the provisions of this Section 3.3, only those items in dispute and shall not act as an arbitrator). The parties hereto acknowledge and certify that the Accounting Referee is not the principal independent auditor for the Purchaser, the Company, the LLC or Summit Partners, L.P. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement and the Purchaser's calculation of Closing Working Capital as to which the Holder Representative has disagreed. The Holder Representative and Purchaser shall execute a reasonable engagement letter if requested by the Accounting Referee. Within ten (10) Business Days after the Accounting Referee has been retained, each of the Holder Representative and the Purchaser shall deliver to the Accounting Referee such party's position with respect to each matter in dispute. Within five (5) Business Days after the expiration of such ten (10) Business Day period, each party may deliver to the Accounting Referee such party's response to the other party's position on each matter in dispute. With each submission, each party may also furnish to the Accounting Referee such other information and documents as it deems relevant or such information and documents as may be requested by the Accounting Referee with appropriate copies or notification being given to the other party. The Accounting Referee shall deliver to the Holder Representative and Purchaser, as promptly as practicable (but in any case no later than thirty
(30) days from the date of engagement of the Accounting Referee), a report setting forth the Accounting Referee's decision on each matter in dispute. Such report shall be final and binding upon the Selling Holders and Purchaser. The Closing Working Capital shall be finally calculated based on the report of the Accounting Referee. The cost of such review and report shall be borne equally by the Selling Holders, on the one hand, and Purchaser, on the other hand.

            (f) The Selling Holders, Purchaser, the Company and the LLC shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Working Capital and in the conduct of the review referred to in this Section 3.3, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

            (g) If Final Working Capital exceeds Estimated Working Capital, Purchaser shall pay to the Selling Holders, in the manner and with interest as provided in Section 3.3(h), the amount of such excess and, if Estimated Working Capital exceeds Final Working Capital, the Selling Holders shall pay to Purchaser in the manner and with interest as provided in Section 3.3(h). Any payment made by either party pursuant to this Section 3.3(g) shall be deemed an adjustment to the Class B Unit Price and the Common Share Price and shall be allocated pro rata among the holders of Class B Units and Common Stock based upon percentage of the Purchase Price received by such holders.

"Final Working Capital" means Closing Working Capital (i) as shown in the Purchaser's calculation delivered pursuant to Section 3.3(c) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.3(d); or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Holder Representative and Purchaser pursuant to Section 3.3(e) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 3.3(e); provided, however, that in no event shall Final Working Capital be more than the Holder Representative's calculation of Closing Working Capital delivered pursuant to Section 3.3(d) or less than Purchaser's calculation of Closing Working Capital delivered pursuant to Section 3.3(c).

            (h) Any payment pursuant to Section 3.3(g) shall be made at a mutually convenient time and place within five (5) Business Days after Final Working Capital has been determined, by wire transfer by Purchaser or the Selling Holders, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party. Any payment to be made hereunder by the Selling Holders shall be made first by disbursement from the Adjustment Escrow Account pursuant to the provisions of the Adjustment Escrow Agreement and thereafter, to the extent the Adjustment Escrow Account is insufficient to make any payment required hereby, shall be made by the holders of Class A Units and holders of Common Stock on a pro rata basis based upon the proceeds received pursuant to this Agreement. With respect to any such amount due and payable in excess of the Adjustment Escrow Amount the members of each of the Summit Group, the Steinwachs Group and the Bain Group shall be jointly and severally liable for the portion of such payments due by the respective members of such group, but only severally liable with respect to any other group. Each of the Summit Group, Steinwachs Group and Bain Group shall be jointly and severally liable for any amounts due and owing with respect to the Management Group. The Summit Group, Bain Group and Steinwachs Group shall be liable for a portion of such payment due and owing from a Management Group member equal to the product of (i) the aggregate proceeds received by all members of such group divided by (ii) the aggregate proceeds received by all members of each of the Summit Group, Bain Group and Steinwachs Group. The Purchaser shall be required to seek, and shall take reasonable steps against any member of the Management Group to collect the full amount of such excess payable pursuant hereto, prior to seeking payment from any member of the Summit Group, Steinwachs Group or Bain Group, it being agreed that Purchaser shall not be required to commence litigation to collect any such amount from the Management Group. The amount of any payment to be made pursuant to this Section 3.3(h) shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published by the Wall Street Journal as the "prime rate" at large U.S. money center banks on the Closing Date. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty five (365) days and the actual number of days elapsed.

                                   ARTICLE IV

                             CLOSING AND TERMINATION

            4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 10.1 and 10.2 hereof (or the waiver thereof by the party entitled to waive such condition), the closing of the sale and purchase of the Securities provided for in Section 2.1 hereof (the "Closing") shall take place at the offices of Quarles & Brady, LLP, 411 E. Wisconsin Avenue, Milwaukee, WI (or at such other place as the parties may designate in writing) at 10:00 a.m. (central time) on a date to be specified by the parties, which date shall be no later than the fifth Business Day after the satisfaction or waiver of each condition to the Closing set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date or both are agreed to in writing by the parties hereto. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

            4.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

            (a) At the election of the Holder Representative or Purchaser on or after May 15, 2004, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder, and provided further that such date shall be automatically extended for 75 days if only the conditions to Closing set forth in Sections 10.1(d) and 10.2(d) remain unsatisfied or unwaived at May 15, 2004, it being acknowledged and understood that all conditions to Closing set forth herein must still be satisfied or waived on or prior to the date to which such date is extended;

            (b) by mutual written consent of the Holder Representative and Purchaser; or

            (c) by the Holder Representative or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

            4.3 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or the Holder Representative , or both, pursuant to
Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Securities hereunder shall be abandoned, without further action by Purchaser or the Selling Holders.

            4.4 Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 4.2, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser, the Company, the LLC or any

Selling Holder; provided, each party shall have such rights and remedies in law or equity as may be available under applicable Law in the event of a breach by the other party of the representations, warranties and covenants contained herein and, provided, further, that the obligations of the parties set forth in
Article XII hereof shall survive any such termination and shall be enforceable hereunder.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser that:

            5.1 Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Schedule 5.1, which are the only jurisdictions where it is required to be so qualified or authorized.

            5.2 Authorization of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            5.3   Conflicts; Consents of Third Parties.

            (a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, or result in the imposition of a Lien on any shares of the Company Stock or any assets of the Company under, any provision of
(i) the certificate of incorporation and by-laws or comparable organizational documents of the Company; (ii) any Material Contract or Permit to which the Company is a party or by which any of the properties or assets of the Company are bound; (iii) any Order applicable to the Company or by which any of the properties or assets of the Company are bound; or (iv) any applicable Law.

            (b) Except as set forth on Schedule 5.3(b), no material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for compliance with the applicable requirements of the HSR Act.

            5.4   Capitalization.

            (a) The authorized capital stock of the Company consists of 424,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 1,424,000 shares of Series A Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock"). There are 122,860.2289 shares of Common Stock issued and outstanding, no shares of Common Stock are held by the Company as treasury stock, 419,000 shares of Preferred Stock outstanding and no shares of Preferred Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock and Preferred Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable and were issued in compliance with all Laws. The outstanding shares of Common Stock and Preferred Stock are owned of record as set forth on Schedule 5.4(a) attached hereto.

            (b) Except as set forth on Schedule 5.4(b), there is no existing option, warrant, call, right, or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, of any shares of capital stock of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares or units of capital stock of the Company other than the Shareholders Agreement. The Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Company Stock. All prior redemptions of the capital stock of the Company have been in accordance in all material respects with all applicable Laws.

            5.5   Corporate Matters.

            (a)   The Company has no Subsidiaries.

            (b) True, correct and complete copies of the Company's Articles of Incorporation and Bylaws have been made available to Purchaser.

            (c) The Company's corporate minute books, complete and correct copies of which have been made available to Purchaser, contain complete and accurate records of the material actions taken by the shareholders and Board of Directors of the Company. The share transfer books of the Company are correct, complete and current.

            (d) The accounting books and records of the Company are complete and correct in all material respects and are maintained in a manner consistent with past practice.

            (e) The present officers and directors of the Company are set forth on Schedule 5.5 attached hereto.

            5.6   Subsidiaries. The Company has no Subsidiaries.

            5.7 Financial Statements. The Company has delivered to Purchaser true, correct and complete copies of (i) the audited balance sheets of the Company as at December 31, 2001, 2002 and 2003 and the related audited statements of income and of cash flows of the Company for the years then ended and (ii) the unaudited balance sheet of the Company as at January 31, 2004 and the related statements of income and cash flows of the Company for the one (1) month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and were prepared in accordance with the books and records of the Company. Except as set forth in the notes thereto and as disclosed in Schedule 5.7, and, with respect to the unaudited statements, the lack of footnotes and normal year end adjustments, each of the Financial Statements has been prepared in accordance with GAAP consistently applied and presents fairly in all material respects the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated therein.

            For the purposes hereof, the audited balance sheet of the Company as at December 31, 2003 is referred to as the "Balance Sheet" and December 31, 2003 is referred to as the "Balance Sheet Date".

            5.8 No Undisclosed Liabilities. To the Knowledge of the Company, the Company has no Liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than (i) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date; and (ii) Liabilities incurred in connection with the transactions contemplated hereby.

            5.9 Absence of Certain Developments. Except as contemplated by this Agreement or as set forth on Schedule 5.9, since the Balance Sheet Date the Company has conducted its business only in the Ordinary Course of Business and there has not been:

            (a) an event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

            (b) any material damage, destruction, or loss (whether or not covered by insurance) affecting the Company's properties, assets, business, or prospects, or any known threat to take by condemnation or eminent domain any Owned Properties or real property leased by the Company;

            (c) any executory purchase commitment which is in any material respect in excess of normal business requirements or other than for normal operating inventories;

            (d) the declaration or payment of any dividend or distribution on any of the Company's capital stock other than in cash;

            (e) any grant of an increase or any commitment to increase the salary or wages paid to or benefits provided to and any bonus paid or payable to any director or employee of the Company, except for increases of salary or wages granted at such times and in such amounts as are consistent with the past practice of the Company;

            (f) any Indebtedness incurred, aside from trade payables incurred in the Ordinary Course of Business;

            (g) any Liability incurred or assumed, or any Contract entered into or assumed involving more than ten thousand dollars ($10,000) in each instance, except in the Ordinary Course of Business;

            (h) any loan or advance to a third party or advances to employees other than in the Ordinary Course of Business;

            (i) any payment of, or commitment to pay, any severance or termination pay to any officer, director, consultant, agent, employee or shareholder;

            (j) any change in accounting methods or practices or any change in depreciation or amortization policies or rates;

            (k) any purchase, sale, abandonment or other disposition of assets or properties in anticipation of this Agreement, or any purchase, lease, sale, abandonment or other disposition of assets, except in the Ordinary Course of Business;

            (l) any acquisition of all or any substantial part of the stock or the business or operating assets of any other Person;

            (m)   any waiver or release of any material rights;

            (n) any cancellation or compromise of any debts owed to the Company or known claims against others exceeding $10,000.00 or any payment of any debts owed by the Company by others on behalf of the Company;

            (o) any sale, transfer, grant or expiration of any material rights under any Contract with respect to any Intellectual Property or Technology;

            (p) any redemption, purchase or acquisition of any shares of the Company's capital stock or any issuance of any shares of the Company's capital stock or securities convertible into its capital stock; and/or

            (q) any other material transaction outside the Ordinary Course of Business.

            5.10  Taxes. Except as set forth on Schedule 5.10 hereof:

            (a) The Company has duly and timely filed all federal income and all other material state, local and foreign Tax Returns of any kind which were required to be filed by it (taking into account all applicable extensions). All such Tax Returns and reports are true, correct and complete in all material respects. The Company has paid or adequately reflected in accordance with GAAP as a reserve for Taxes in the most recent Financial Statements all Taxes owed by it. No Tax deficiency has been proposed or assessed against the Company that is still pending, and to the Knowledge of the Company, no Tax deficiency has been threatened against the Company. As of the date hereof, the Company does not have in effect any waivers of any statutes of limitations relating to the payment of Taxes for any taxable period. Schedule 5.10 lists all federal, state and local and foreign income Tax Returns filed by the Company for taxable periods ending on or after December 31, 1998. No Tax Returns of the Company for any open year have been audited.

            (b) The Company is not bound by and does not have any obligation under or potential liability with respect to any Tax allocation, Tax sharing or Tax indemnification agreement or similar Contract.

            (c) No written notice has been received from a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

            (d) The Company has duly withheld and paid all Taxes which it is required to withhold and pay relating to amounts heretofore paid or owing to any employee, independent contractor, creditor, or any other Person.

            (e) Since January 1, 1999, the Company has not received from the IRS or any other Tax authority written notice of underpayment of Taxes, assessment of additional Taxes or other deficiency which has not been paid or any objection to any Tax Return filed by the Company.

            (f) The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return except for the group, the common parent of which is the LLC.

            (g) There are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company.

            (h) The Company is not a party to or bound by any Contract or arrangement covering any employee or former employee nor is there any agreement (including this Agreement) that the Company is a party to that under any circumstance could obligate the Company to make payments to an employee or former employee that, individually or in the aggregate, could give rise to any payment (nor have any payments been made) that would not be deductible pursuant to Section 280G or 162 of the Code.

            (i) Since January 1, 1999, the Company has not: except for the election made pursuant to Code Section 338(h)(10) in connection with the 1999 transaction in which members of the Summit Group, directly or indirectly, acquired shares of the Company's capital stock, filed an election under Code
Section 338(g) or Code Section 338(h)(10) (nor has a deemed election under Code
Section 338(e) occurred); entered into any closing agreement with a Tax authority; filed any consent under Code Section 341(f) or agreed to have Code
Section 341(f)(2) apply to any disposition of a subsection (f) asset (as defined in Code Section 341(f)(4)) owned by the Company.

            (j) The Company has delivered to the Purchaser true, correct and complete copies of all requested federal and state income, franchise and other Tax Returns with respect to Company together with true and correct copies of all requested accountants' work papers relating to the preparation thereof.

            (k) The joint election made by the Company pursuant to Section 338(h)(10) of the Code in connection with the 1999 transaction in which members of the Summit Group, directly or indirectly, acquired shares of the Company's capital stock was validly made and timely filed with appropriate Governmental Bodies and was and continues to be effective.

            (l) The assets of the Company are not treated as "tax-exempt use property" within the meaning of Code Section 168(h) nor secure any debt the interest of which is exempt from Tax under Section 103 of the Code. The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(1) of the Internal Revenue Code of 1954, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the date of this Agreement. The Company has not participated in an international boycott as defined in Section 999 of the Code. The Company has not agreed, and is not required to make, any adjustment under Code Section 263A, 481(a) or 482 (or similar provision of any Tax Law) by reason of a change in accounting method or otherwise. The Company has no permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. Since January 1, 1999, the Company has not received a written Tax opinion with respect to any transaction. The Company is not the direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction or Tax opinion relating to the Company. The Company is not a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. The Company is not a party to a lease agreement involving a defeasance of rent, interest or principal. The Company is not subject to any private letter ruling of the IRS or any comparable ruling of any state, local, foreign or other Tax authority.

            5.11  Real Property.

            (a) Schedule 5.11 sets forth a complete list of (i) all real property and interests in real property owned in fee by the Company (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all leases of real property by the Company (individually, a "Real Property Lease" and collectively, the "Real Property Leases" and, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties"). The Company has good and valid fee simple title to all Owned Property free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Schedule 5.11 and (B) Permitted Exceptions. The Company Property subject to a Real Property Lease and located at 2491 Wehrle Drive, Williamsville, NY is not subject to any Lien except for Permitted Exceptions and other Liens shown on the Title Commitment for such property. The Company has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases. The Company Property constitutes all of the real property used by the Company in its business. Except as set forth in Schedule 5.11, the Company does not have an option or right to acquire any real property.

            (b) The Company is in peaceful possession of the Company Property. The Company Property (i) is not subject to any leases or tenancies of any kind (except for any lease to which is Material Contract); (ii) is not located in a flood plain, wetland or similar restricted area; (iii) is served by all water, sewer, electrical, telephone, drainage and gas utilities required for the current normal operations; (iv) has full and free direct vehicular access to and from a public road or street; (v) is used in a manner which is permitted under applicable zoning ordinances and other Laws without any special use approval or permits; (vi) to the Knowledge of the Company requires no work or improvements to bring it into compliance with any applicable Law; (vii) is not subject to any interest of any Person under an easement, contract, option, mineral rights or other Contract; (viii) is not subject to any unpaid assessments for public improvements; and (ix) is not the subject of any construction or improvements for which payment in full has not been made.

            (c) To the Knowledge of the Company, there are no planned or contemplated public improvements which may result in special assessments against the Company Property or which may otherwise materially affect the availability of utility service or access to the Company Property.

            (d) To the Knowledge of the Company, there is no increase or contemplated increase in the assessed value of the Company Property which would materially increase the estimated real estate Taxes for such Company Property.

            (e) To the Knowledge of the Company, no road change or roadwork is planned or contemplated that would materially adversely affect the present use of the Company Property.

            (f) To the Knowledge of the Company, the roofs, walls, foundations and other major structural components of the Company Property are in good repair, normal wear and tear excepted, and are free from material defects.

            (g) To the Knowledge of the Company, the water, sewer, plumbing, heating, air conditioning and electrical systems serving the Company Property are in good operating condition, normal wear and tear excepted, and are in condition to pass safety, health and other examinations under applicable Law.

            5.12  Assets.

            (a) Except as set forth on Schedule 5.12, the Company owns good and marketable title to all of its assets and properties, free and clear of any and all Liens of any nature whatsoever except Permitted Exceptions as of the Closing Date. The Company is in sole possession of, and has sole control of, its assets and properties. Except as disclosed in Schedule 5.12, no material asset or property used by the Company is leased, rented, licensed, or otherwise not owned by the Company.

            (b) The assets and properties of the Company include all of the assets and properties which are necessary for the operation of the Company's business as now conducted.

            (c) The Inventory of the Company is properly reflected in the Financial Statements of the Company.

            (d) Except for goods in transit, all of the tangible assets and properties of the Company are physically located at the Company Property.

            (e) To the Knowledge of the Company, all of the tangible assets owned or used by the Company are in good operating condition and repair, normal wear and tear excepted, and such assets and their use conform in all material respects to all applicable laws. The Company has not received written notice of any violation of any building, zoning, or other Law relating to such assets or their use.

            5.13  Intellectual Property.

            (a) Schedule 5.13 attached hereto sets forth a list of all of the patents, patent applications, trade names, trademarks, trade designations, service marks, trademark and service mark applications, registered copyrights, copyright applications and domain names included in the Intellectual Property.

            (b) Except as set forth on Schedule 5.13, the Company owns the exclusive and entire right, title and interest in and to the Intellectual Property owned by it and owns or possesses adequate licenses or other rights to use the Intellectual Property not owned by it. The Company does not infringe on the intellectual property rights of others. There are no claims, demands or proceedings pending or, to the Knowledge of the Company, threatened, by any third party pertaining to or challenging the Company's rights to any of the Intellectual Property. None of the Intellectual Property is invalid or unenforceable. To the Knowledge of the Company, no Person has infringed on the Intellectual Property. To the Knowledge of the Company, the sole and exclusive right, title, and interest in and to all patents, trademarks, trade names, copyrights and applications for the foregoing, and rights to discoveries or inventions (whether or not patentable) owned or held by any officer, director, employee, former employee, or independent contractor engaged by the Company has been duly and effectively transferred to the Company.

            (c) There is no royalty, commission or other similar payment of any kind due or which could become due for the use of the any of the intellectual property in making, using or selling any of the Company's products.

            5.14  Material Contracts.

            (a) Schedule 5.14 sets forth all of the following Contracts to which the Company is a party or by which it is bound (collectively, the "Material Contracts"):

            (i) Contracts with any Selling Holder or any current officer, director or management-level employee of the Company, with an Affiliate of the Company or with any family member of an officer, director or management-level employee of the Company;

            (ii) Collective bargaining agreements or other Contracts with any labor union or association representing any employee of the Company;

            (iii) Contracts for the sale of any of the assets of the Company other than in the Ordinary Course of Business, for consideration in excess of ten thousand dollars ($10,000);

            (iv) Contracts relating to the acquisition by the Company of all or substantially all of the assets, any operating business or the capital stock of any other Person;

            (v) Contracts relating to the incurrence of: (A) any Indebtedness or the making of any loans which are covered by (i) the definition of "Indebtedness" and (B) any Indebtedness or the making of any loan which are covered by any other provision of the definition of "Indebtedness" and which involve amounts in excess of fifty thousand dollars ($50,000);

            (vi)  All leases of Company Property;

            (vii) All leases of personal property any one of which involves the expenditure of more than ten thousand dollars ($10,000) in the aggregate or requires performance by any party more than one (1) year from the date hereof that, in either case, is not terminable by the Company without penalty on notice of ninety (90) days or less;

            (viii) All licenses (including software licenses other than commercially available "canned" software), royalty agreements, and similar authorizations, obligations or agreements;

            (ix) All Contracts (other than those for the sale of its products) involving a consideration of or expenditure in excess of ten thousand dollars ($10,000), or involving performance over a period of more than ninety (90) days.

            (x)   All purchase commitments: (i) for Inventory in excess of six
     (6) months' normal usage; (ii) in excess of the normal, ordinary, usual and current requirements; or (iii) at any price materially in excess of the current market price in effect at the time of making the commitment.

            (xi)  All powers of attorney given to any Person.

            (xii) All management, consulting, or employment agreements or other Contract providing for employment or the rendering of services that provide for: (A) any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation or (B) contain severance or termination pay liabilities or obligations.

            (xiii) All Contracts for the storage, transportation, treatment or disposal of any hazardous waste or hazardous byproduct.

            (xiv) All Contracts restricting the right of the Company to compete in any business or in any geographical area or any agreement by any other Person not to compete with the Company in any business or in any geographical area.

            (xv) All Contracts restricting the right of the Company to use or disclose any information in its possession, other than confidentiality agreements entered into in the Ordinary Course of Business.

            (xvi) All partnership, joint venture, limited liability company or similar Contracts.

            (xvii) Any other Contract which involves the expenditure of more than twenty five thousand dollars ($25,000) in the aggregate or requires performance by any party more than ninety (90) days from the date hereof that, in either case, is not terminable by the Company without penalty on notice of ninety (90) days or less; and

            (b) The Company has made available to Purchaser a true, accurate and complete copy of each Material Contract.

            (c) Except as set forth in Schedule 5.14, the Company and, to the Knowledge of Company, each other party to each Material Contract has performed each material term, covenant, and condition of each Material Contract which is to be performed by them at or before the date hereof. Each of the Material Contracts is in full force and effect and constitutes the legal, binding and enforceable obligation of the Company, and to the Knowledge of the Company, the other parties thereto.

            (d) During the twelve (12) month period preceding the date hereof, no material Contracts of the Company were terminated, expired, or not renewed.

            5.15  Employee Benefits Plans.

            (a) Schedule 5.15(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other pension, profit sharing, bonus, incentive compensation, stock ownership, stock purchase, stock appreciation, severance, retirement, disability, health care, sick leave, dental, life insurance, accident insurance, vacation, death benefit, severance, employee welfare, group insurance or any other employee plan, program, arrangement, policy or Contract which is provided to, for the benefit of, or relate to current or former employees or directors of the Company or any dependents thereof (each, a "Company Benefit Plan"). The Company has made available to Purchaser true, correct and complete copies of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, descriptions thereof), (ii) the three most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required),
(iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan maintained, contributed to or required to be contributed to by the Company has been administered in all material respects in accordance with its terms and, if applicable, the terms of its summary plan description. The Company and all the Company Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws. The Company is the sole sponsor of the Company Benefit Plans to which it contributes, sponsors, or owes liability. Except as set forth in Schedule 5.15(a), the Company can terminate each Company Benefit Plan without payment of any additional compensation or other amount or any additional vesting or acceleration of any benefits provided under any such Company Benefit Plan.

            (b) All Company Benefit Plans that are "employee pension plans" (as defined in Section 3(3) of ERISA) that are intended to be tax qualified under

Section 401(a) of the Code (each, a "Company Pension Plan") that is maintained, contributed to or required to be contributed to by the Company is so qualified. No event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan. The Company has made available to Purchaser a correct and complete copy of the most recent determination letter received with respect to each Company Pension Plan maintained, contributed to or required to be contributed to by the Company, as well as a correct and complete copy of each pending application for a determination letter, if any.

            (c) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the books and records of the Company. No Company Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the Knowledge of the Company, no reportable event has occurred in connection with any Company Benefit Plan. To the Knowledge of the Company, no Company Benefit Plan and no trustee or administrator of any Company Benefit Plan has engaged in any "prohibited transaction" as defined in ERISA and the Code.

            (d) No Company Benefit Plan is a "multi-employer plan" (as defined in Section 3(37) of ERISA) and neither the Company nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to any such plan. For purposes hereof, "ERISA Affiliate" means each entity that is, or has ever been, required by Sections 414(b), 414(c), 414(m) or 414(o) of the Code to be aggregated with the Company.

            (e) Any past Company Benefit Plan that has been terminated was done so in compliance with all applicable Laws, and the Company has no further liability or obligation pursuant to any past Company Benefit Plan.

            (f) There are no actions, suits or claims pending (other than routine claims for benefits) and no audits pending with respect to any Company Benefit Plan or against the assets of any Company Benefit Plan, and to the Knowledge of the Company no such action, suit, claim or audit is threatened and no act or omission has occurred which could result in any such actions, suits or claims (other than routine claims for benefits).

            (g) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, (ii) except as set forth on Schedule 5.15(g), accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

            (h) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) death or retirement benefits under any Employee Benefit Plan that is an employee benefit pension plan, (iii) deferred compensation benefits that are accrued as liabilities on the books of the Company, or (iv) disability benefits under any employee welfare benefit plan.

            (i) The Company has no announced plan or legally binding commitment to create any new or additional Company Benefit Plan or to amend or modify any existing Company Benefit Plan, except to the extent required by Law.

            (j) Neither the Company nor an ERISA Affiliate has any liability as a successor of any other organization to any employee benefit plan (or beneficiary, sponsor, trustee or fiduciary of such plan) pursuant to successor liability rules of Title IV of ERISA or other Law.

            5.16  Labor.

            (a) Schedule 5.16(a) attached hereto sets forth a complete and correct copy of the Company's payroll report as of March 27, 2004.

            (b) The Company is not a party to any labor or collective bargaining agreement.

            (c) Except as set forth on Schedule 5.15(c), since January 1, 1999 the Company has not experienced, there is not currently pending and to the Knowledge of the Company, there is not threatened, any strike, work stoppage, work slowdown, lockout, union organizing activity or general labor dispute.

            (d) The Company is in compliance in all material respects with all applicable Laws regarding employment and employment practices, terms and conditions of employment, wages and hours.

            (e) The Company has not received any written notice or any claim by any present or former employee against the Company (whether under applicable Law, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salaries, other than wages or salaries for the current payroll period, or
(iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in the twelve (12) month period immediately preceding the date hereof and accrued as a liability on the most recent balance sheet included in the Financial Statements.

            (f) The Company has made all required payments to its unemployment compensation reserve account with the appropriate Governmental Body, and there are not currently any employees receiving unemployment compensation benefits which are being charged against such account.

            (g) There is not now pending or, to the Knowledge of the Company, threatened, any charge or complaint before the National Labor Relations Board or any representative thereof, or any comparable foreign or state agency or authority. The Company has not committed any unfair labor practice which has not been fully remedied.

            (h) There is no pending or, to the Knowledge of the Company, threatened, claims by any Person against the Company arising out of any Law relating to discrimination to employees or employee practices or occupational or safety and health standards.

            (i) Since January 1, 1999, the Company has not been the subject of, and to the Knowledge of the Company there is not threatened, any inspection, audit, investigation, complaint or other proceeding relating to employment Laws, including without limitation occupational or safety and health standards and immigration Laws.

            (j) To the Knowledge of the Company, no management-level employee of the Company intends to terminate his or her employment with the Company whether or not in connection with the transactions contemplated by this Agreement.

            5.17 Litigation. Except as set forth on Schedule 5.17, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company. Schedule 5.17 sets forth all Legal Proceedings to which the Company has been a party since January 1, 2001. Neither the Company nor its assets is subject to an Order. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company by any Person which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

            5.18  Compliance with Laws; Permits.

            (a) The Company, its properties and assets and the operation of its business are in compliance in all material respects with all applicable Laws. The Company has not received any written notice of or been charged with the violation of any Laws. Since January 1, 1999, the Company has not been the subject of an inspection or inquiry regarding violations or alleged violations of any Law by any Person.

            (b) The Company currently has all material Permits which are required for the operation of its business as presently conducted. All of such Permits are listed on Schedule 5.18(b). The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party.

            5.19  Environmental Matters.

            (a) Except as set forth on Schedule 5.19(a), the Company, its assets, and properties including the Company Properties are and have been in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

            (b) The Company has all Permits required by Environmental Laws for the operation of its business as currently conducted, such Permits are in full force and effect and the Company has timely applied for required renewals of such Permits. All such Permits, approvals, registration and authorization are in good standing and are set forth on Schedule 5.19(b).

            (c) There is no Environmental Claim pending, or, to the Knowledge of the Company, threatened, against the Company or any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of Law, or against any Company Property or personal property or operation which the Company owns, leases, manages or uses and there is no reasonable basis for any such Environmental Claim.

            (d) There has been no Release by the Company, or to the Knowledge of the Company, any other Person, of any Hazardous Materials on any Company Property in an amount or manner which would require notice to any Governmental Body or Remedial Action under Environmental Law, nor, to the Knowledge of the Company, has any such Release occurred on any property previously owned, used, leased or operated by the Company.

            (e) No real property owned, operated, used or controlled by the Company is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state list, and the Company has not received any written notice from any Person under or relating to CERCLA or any comparable state or local Law.

            (f) To the Company's knowledge, no off-site location at which Hazardous Materials from the Company or any of its businesses were disposed, treated or otherwise handled are listed on the National Priorities List or on any comparable state list, the Company has not received any written notice from any Person with respect to any off-site location alleging that the Company is or may be liable for the costs of any Remedial Action or damage to natural resources and the Company has not received any written request for information from any Person relating to the off-site disposal, treatment or other handling of Hazardous Materials.

            (g) There is not and has not been any Hazardous Material used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under or about any Company Property, except for quantities of any such Hazardous Materials stored or otherwise held on, under or about any Company Property in compliance with all Environmental Laws and intended to be used in the operation of the Company's business.

            (h) Except as set forth on Schedule 5.19(h), there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Company Property and there has been no Release from or rupture of any such tank or pipeline, including, without limitation, any Release from or in connection with the filling or emptying of such tank.

            (i) The Company is not the subject of any outstanding Order, Contract or Legal Proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material.

            (j) To the Knowledge of the Company, there are no investigations of the businesses of the Company, or currently or previously owned, operated or leased property of the Company pending or threatened which would reasonably be expected to result in the imposition of any material liability pursuant to any Environmental Law.

            (k) Except as set forth on Schedule 5.19(k), there is not now, nor, to the Knowledge of the Company, has there ever been, located at Company Property or, to the Knowledge of the Company, any previously owned, operated, leased or used property, any (i) asbestos-containing material, (ii) equipment containing polychlorinated biphenyls or (iii) lead paint and the Company has not manufactured, produced or distributed any products containing any asbestos material.

            (l) No Company asset is subject to any Lien under or as a result of any Environmental Law and, to the Knowledge of the Company, no such Lien is threatened.

            (m) Schedule 5.19(m) contains a true, complete and correct list of all environmental assessments (Phase I or Phase II), site investigate reports, remedial reports and other environmental reports and studies conducted by the Company or that are otherwise in the Company's possession related to any Company Property or any previously owned, operated, leased or used property.

            5.20 Financial Advisors. Except as set forth on Schedule 5.20, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Purchaser in respect thereof.

            5.21 Accounts. All of the Company's accounts receivable have arisen from arm's-length transactions in the ordinary course of business and are accurately reflected in the Company's Financial Statements.

            5.22  Insurance.

            (a) Schedule 5.22(a) hereto lists and describes all of the insurance policies of the Company now in effect. Said policies are in full force and effect.

            (b) Schedule 5.22(b) hereto lists and summarizes all claims in excess of five thousand dollars ($5,000) under said insurance policies or any other policies made or pending since January 1, 1999.

            (c) No lapse of the insurance coverage of the Company has ever occurred since January 1, 1999, and since such date the Company has not had any application for such insurance coverage denied or any insurance policy or coverage thereunder canceled, withdrawn, or not renewed.

            (d) There is no claim pending under any insurance policy as to which coverage has been questioned, denied or disputed in writing and, to the Knowledge of the Company, there is no basis for the denial of any such claim.

            5.23 Bank Accounts. Schedule 5.23 hereto describes all checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes, money market accounts, or other similar accounts maintained by the Company. The signatories identified on Schedule 5.23 constitute the only signatories with respect to said accounts.

            5.24  Transactions with Related Parties. Except as set forth on
Schedule 5.24 hereto, the Company is not a party to any transaction or proposed transaction, including, without limitation, the leasing of property, the purchase or sale of raw materials or finished goods, the furnishing of services or the borrowing or lending of money, with any Selling Holder or any director, officer, employee, agent, or consultant of the Company or any Person owned or controlled by any of the preceding, or any Person who is an Affiliate of any Selling Holder.

            5.25  Product Matters.

            (a) All instances of product warranty claims for any products produced, distributed, sold or shipped by the Company prior to the Closing Date ("Product Warranty Claims") involving amounts in excess of five thousand dollars ($5,000) per occurrence that have occurred or for which notice has been received by the Company since January 1, 2002 are listed on Schedule 5.25(a).

            (b) All product recalls and liabilities, obligations or damages of any kind for death, disease or injury to Person, business or property relating to products produced, distributed, sold or shipped by the Company prior to the Closing Date ("Product Liability Matters") involving amounts in excess of five thousand dollars ($5,000) that have occurred or for which notice has been received by the Company since January 1, 2001 are listed on Schedule 5.25(b).

            (c) The Company has not received any written notice with respect to defects or deficiencies in the design of products sold by the Company prior to the date hereof.

            (d) The products of the Company which are produced by the Company have received all approvals from Governmental Bodies or third Persons which they are required to obtain or which the Company purports to have obtained and such products comply with the requirements, standards and specifications of all such approvals.

            5.26 Disclosure. To the Knowledge of the Company, no disclosure or statement of fact by the Company contained in this Agreement (including the schedules attached hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any item or a material fact necessary in order to make statements herein or therein not misleading.

            5.27 Due Diligence. Neither the Company nor the LLC nor any Selling Holder has withheld any information from Purchaser pursuant to Purchaser's due diligence investigation of the Company and the LLC on the grounds that such information is subject to attorney-client privilege or any obligation of confidentiality.

            5.28 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Agreement (as modified by the Schedules hereto), the Company, the LLC and the Selling Holders are not making any other express or implied representation or warranty with respect the Company, or the transactions contemplated by this Agreement, and disclaim any other representations or warranties, and are not responsible for and disclaim any liability with respect to, any projection, forecast or other information provided by any other Person. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF THE LLC UNITHOLDERS

            Each LLC Unitholder hereby represents as to himself or itself to Purchaser that:

            6.1   Organization and Good Standing. Such LLC Unitholder is either
(a) a limited partnership or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted or (b) an individual.

            6.2 Authorization of Agreement. Such LLC Unitholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such LLC Unitholder in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "LLC Unitholder Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the LLC Unitholder Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of such LLC Unitholder. This Agreement has been, and each of the LLC Unitholder Documents will be at or prior to the Closing, duly and validly executed and delivered by such LLC Unitholder, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each LLC Unitholder

Document, when so executed and delivered will constitute, the legal, valid and binding obligation of such LLC Unitholder, enforceable against such LLC Unitholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            6.3   Conflicts; Consents of Third Parties.

            (a) None of the execution and delivery by such LLC Unitholder of this Agreement or the LLC Unitholder Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such LLC Unitholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, or result in the imposition of a Lien on any LLC Units or Company Stock under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of such LLC Unitholder, as applicable; (ii) the Articles of Organization or Operating Agreement of the LLC, (iii) any Contract or Permit to which the LLC or such LLC Unitholder is a party or by which any of the properties or assets of the LLC or such LLC Unitholder are bound; (iv) any Order applicable to the LLC or such LLC Unitholder or by which any of the properties or assets of the LLC or such LLC Unitholder are bound; or (v) any applicable Law.

            (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such LLC Unitholder in connection with the execution and delivery of this Agreement or the LLC Unitholder Documents, or the compliance by such LLC Unitholder with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby, except for compliance with the applicable requirements of the HSR Act.

            6.4 Ownership and Transfer of LLC Units. Such LLC Unitholder is the record and beneficial owner of the LLC Units indicated as being owned by such LLC Unitholder on Exhibit A, free and clear of any and all Liens. Such LLC Unitholder has the power and authority to sell, transfer, assign and deliver such LLC Units as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such LLC Units, free and clear of any and all Liens.

            6.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of such LLC Unitholder, threatened that are reasonably likely to prohibit or restrain the ability of such LLC Unitholder to enter into this Agreement or consummate the transactions contemplated hereby.

            6.6 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for such LLC Unitholder in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

            6.7   LLC Matters.

            (a) Except as set forth on Exhibit A, there is no unit, security or other ownership interest in the LLC issued and outstanding. There is no existing option, warrant, call, right, or Contract of any character to which the LLC or any LLC Unitholder is a party requiring, and there are no securities of the LLC outstanding which upon conversion or exchange would require, the issuance of any unit, security or other ownership interest in the LLC or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase units, securities or other ownership interests in the LLC other than the LLC Operating Agreement. Except as set forth on Schedule 6.7(a) neither the LLC nor any LLC Unitholder is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the LLC Units or other ownership interests in the LLC. All prior redemptions of units or other ownership interests in the LLC have been in accordance with all applicable Laws.

            (b) The sole assets of the LLC consist of 100,465.3648 shares of the Company's Common Stock, 352,756.1200 shares of the Company's Preferred Stock and $11,560.68 in cash as of March 29, 2004. The LLC has no Liabilities. The LLC has no employees.

            (c) Except for its purchase and ownership of the Company's Common Stock and the Company's Preferred Stock, the granting of options, and for the filing of federal income Tax Returns, the LLC has not conducted any business activities.

            (d) Schedule 6.7(d) hereto describes all checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes, money market accounts, or other similar accounts maintained by the LLC. The signatories identified on Schedule 6.7(d) constitute the only signatories with respect to said accounts.

            (e) True, correct and complete copies of the LLC's Article of Organization and Operating Agreement have been delivered to Purchaser.

            (f) The LLC's minute books, complete and correct copies of which have been made available to Purchaser, contain complete and accurate records of the material actions taken by the members and managers of the LLC. The membership interest transfer books of the LLC are correct, complete and current.

            (g)   The present officers and managers of the LLC are set forth on
Schedule 6.7(g) attached hereto.

            (h) The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted.

            (i) The LLC has full limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the LLC in connection with the consummation of the transactions contemplated by this Agreement (the "LLC Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the LLC Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the LLC. This Agreement has been, and each of the LLC Documents will be at or prior to the Closing, duly and validly executed and delivered by the LLC and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes the legal, valid and binding obligations of the LLC, enforceable against the LLC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (j) None of the execution and delivery by the LLC of this Agreement or the LLC Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the LLC with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, or result in the imposition of a Lien on any LLC Units or any assets of the LLC under, any provision of (i) the certificate of organization and operating agreement or comparable organizational documents of the LLC; (ii) any Material Contract or any material contract to which the LLC is a party or by which any of the properties or assets of the LLC are bound; or (iii) any Order applicable to the LLC or by which any of the properties or assets of the LLC are bound.

            (k) No material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the LLC in connection with the execution and delivery of this Agreement or the LLC Documents or the compliance by the LLC with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for compliance with the applicable requirements of the HSR Act.

            6.8   Taxes.

            (a) The LLC has duly and timely filed all federal income and all other material state, local and foreign Tax Returns of any kind which were required to be filed by it (taking into account all applicable extensions). All such Tax Returns and reports are true, correct and complete in all material respects. The LLC has paid or adequately reflected in accordance with GAAP as a reserve for Taxes in the most recent Financial Statements all Taxes owed by it. No Tax deficiency has been proposed or assessed against the LLC that is still pending, and to the Knowledge of the LLC Unit Holders, no

Tax deficiency has been threatened against the LLC. As of the date hereof, the LLC does not have in effect any waivers of any statutes of limitations relating to the payment of Taxes for any taxable period. Schedule 6.8 lists all federal, state and local and foreign income Tax Returns filed by the LLC for taxable periods ending on or after December 31, 1998. No Tax Returns of the LLC for any open year have been audited.

            (b) The LLC is not bound by and does not have any obligation under or potential liability with respect to any Tax allocation, Tax sharing or Tax indemnification agreement or similar Contract.

            (c) No written notice has been received from a jurisdiction in which the LLC does not file Tax Returns that the LLC is or may be subject to Taxes assessed by such jurisdiction.

            (d) The LLC has duly withheld and paid all Taxes which it is required to withhold and pay relating to amounts heretofore paid or owing to any employee, independent contractor, creditor, or any other Person.

            (e) Since January 1, 1999, the LLC has not received form the IRS or any other Tax authority written notice of underpayment of Taxes, assessment of additional Taxes or other deficiency which has not been paid or any objection to any Tax Return filed by the LLC.

            (f) The LLC has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return except for the group, the common parent of which is the LLC.

            (g) There are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the LLC.

            (h) The LLC is not a party to or bound by any Contract or arrangement covering any employee or former employee nor is there any agreement (including this Agreement) that the LLC is a party to that under any circumstance could obligate the LLC to make payments to an employee or former employee that, individually or in the aggregate, could give rise to any payment (nor have any payments been made) that would not be deductible pursuant to
Section 280G or 162 of the Code.

            (i) Since January 1, 1999, the LLC has not: except for the election made pursuant to Code Section 338(h)(10) in connection with the 1999 transaction in which members of the Summit Group, directly or indirectly, acquired shares of the Company's capital stock, filed an election under Code
Section 338(g) or Code Section 338(h)(10) (nor has a deemed election under Code
Section 338(e) occurred); entered into any closing agreement with a Tax authority; filed any consent under Code Section 341(f) or agreed to have Code
Section 341(f)(2) apply to any disposition of a subsection (f) asset (as defined in Code Section 341(f)(4)) owned by the LLC.

            (j) The LLC has delivered to the Purchaser true, correct and complete copies of all requested federal and state income, franchise and other Tax Returns with respect to LLC together with true and correct copies of all requested accountants' work papers relating to the preparation thereof.

            (k) The joint election made by the LLC pursuant to Section 338(h)(10) of the Code in connection with the 1999 transaction in which members of the Summit Group, directly or indirectly, acquired shares of the Company's capital stock was validly made and timely filed with appropriate Governmental Bodies and was and continues to be effective.

            (l) The assets of the LLC are not treated as "tax-exempt use property" within the meaning of Code Section 168(h) nor secure any debt the interest of which is exempt from Tax under Section 103 of the Code. The LLC is not a party to any safe harbor lease within the meaning of Section 168(f)(1) of the Internal Revenue Code of 1954, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The LLC has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the date of this Agreement. The LLC has not participated in an international boycott as defined in Section 999 of the Code. The LLC has not agreed, and is not required to make, any adjustment under Code
Section 263A, 481(a) or 482 (or similar provision of any Tax Law) by reason of a change in accounting method or otherwise. The LLC has no permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. The LLC is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. Since January 1, 1999, the LLC has not received a written Tax opinion with respect to any transaction. The LLC is not the direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction or Tax opinion relating to the LLC. The LLC is not a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. The LLC is not a party to a lease agreement involving a defeasance of rent, interest or principal. The LLC is not subject to any private letter ruling of the IRS or any comparable ruling of any state, local, foreign or other Tax authority.

                                   ARTICLE VII

           REPRESENTATIONS AND WARRANTIES OF THE FOUNDING STOCKHOLDERS

            Each Founding Stockholder hereby represents as to himself or itself to Purchaser that:

            7.1 Organization and Good Standing. Such Founding Stockholder is either (a) a trust or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted or (b) an individual.

            7.2 Authorization of Agreement. Such Founding Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Founding Stockholder in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Founding Stockholder Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Founding Stockholder Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of such Founding Stockholder. This Agreement has been, and each of the Founding Stockholder Documents will be at or prior to the Closing, duly and validly executed and delivered by such Founding Stockholder, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Founding Stockholder Document, when so executed and delivered will constitute, the legal, valid and binding obligation of such Founding Stockholder, enforceable against such Founding Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            7.3   Conflicts; Consents of Third Parties.

            (a) None of the execution and delivery by such Founding Stockholder of this Agreement or the Founding Stockholder Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Founding Stockholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of such Founding Stockholder, as applicable; (ii) any Contract or Permit to which such Founding Stockholder is a party or by which any of the properties or assets of such Founding Stockholder are bound; (iii) any Order applicable to such Founding Stockholder or by which any of the properties or assets of such Founding Stockholder are bound; or (iv) any applicable Law.

            (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Founding Stockholder in connection with the execution and delivery of this Agreement or the Founding Stockholder Documents, or the compliance by such Founding Stockholder with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby, except for compliance with the applicable requirements of the HSR Act.

            7.4 Ownership and Transfer of Company Stock. Such Founding Stockholder is the record and beneficial owner of the Company Stock indicated as being owned by such Founding Stockholder on Exhibit A, free and clear of any and all Liens. Such Founding Stockholder has the power and authority to sell, transfer, assign and deliver such Company Stock as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Company Stock, free and clear of any and all Liens.

            7.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of such Founding Stockholder, threatened that are reasonably likely to prohibit or restrain the ability of such Founding Stockholder to enter into this Agreement or consummate the transactions contemplated hereby.

            7.6 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Founding Stockholder in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                  ARTICLE VIII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to the Selling Holders that:

            8.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

            8.2 Authorization of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            8.3   Conflicts; Consents of Third Parties.

            (a) Except as set forth on Schedule 8.3(a) hereto, none of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles of incorporation and by-laws of Purchaser; (ii) any material Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound;
(iii) any Order applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law.

            (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act.

            8.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

            8.5 Investment Intention. Purchaser is acquiring the Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

            8.6 Financial Advisors. Except for fees paid by the Purchaser to Robert W. Baird & Co., Incorporated ("Baird"), no Person is entitled to any fee or commission or like payment in connection with the transactions contemplated by this Agreement, and except for Baird, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement.

            8.7 Financing. At the Closing, Purchaser will have sufficient funds available to pay the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement and will have the resources and capabilities (financial or otherwise) to perform its obligations hereunder.

            8.8 Solvency. In completing the transactions contemplated by this Agreement, Purchaser does not intend to hinder, delay or defraud any present or future creditors of Purchaser or the Company or the LLC.

            8.9 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that none of the Company nor any Selling Holder is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article V, the LLC Unitholders in Article VI and the Founding Stockholders in Article VII, (as modified by the Schedules hereto as supplemented or amended in accordance with the terms of this Agreement), and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the assets and the business of the Company are being transferred on a "where is" and, as to condition, "as is" basis. Any claims Purchaser may have against the Selling Holders for breach of representation or warranty shall be based solely on the representations and warranties given by the Selling Holders in Article V, the LLC Unitholders in
Article VI and the Founding Stockholders in Article VII (as modified by the Schedules hereto as supplemented or amended in accordance with the terms hereof).

                                   ARTICLE IX

                                    COVENANTS

            9.1 Access to Information. Prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and the LLC and such examination of the books and records of the Company and the LLC as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company and the LLC shall each cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and the LLC to cooperate with Purchaser and Purchaser's representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with the Company, the LLC and each of their representatives and shall use their reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or the LLC to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations by which the Company or the LLC is bound. To the extent that the Company and the LLC do not provide information because of attorney-client privilege or confidentiality obligations, the Holder Representative shall make appropriate disclosures to Purchaser regarding the fact that such information is not being disclosed, the reason such information is not being disclosed and the general subject matter of such information to the extent such disclosure can be made without violating such privilege or confidentiality obligation. Notwithstanding anything to the contrary contained herein, prior to the Closing, (i) Purchaser shall not contact any customers of the Company or the LLC without the Holder Representative's consent which consent may be withheld for any reason, (ii) Purchaser shall not contact any supplier to the Company or the LLC without the Holder Representative's consent, which consent shall not be unreasonably withheld, delayed or conditioned (it being agreed by the parties hereto that reasonable conditions shall include, but not be limited to, the requirements that an employee of the Company be present during any such contact, that such contact take place during normal business hours and that such contact not unreasonably interfere with normal operations of the Company), and
(iii) Purchaser shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or the LLC (except for those already performed). The Holder Representative shall deliver to Purchaser a copy of the monthly financial statements of the Company as soon as such financial statements are prepared in the Ordinary Course of Business.

            9.2   Conduct of the Business Pending the Closing.

            (a)   Prior to the Closing, except (i) as set forth on Schedule 9.2,
(ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company and the LLC shall each:

            (i) conduct the respective businesses of the Company and the LLC only in the Ordinary Course of Business and not make or institute any material changes in its method of purchase, sale, management, accounting or operation;

            (ii) use its commercially reasonable efforts to (A) maintain and preserve the present business operations, organization and goodwill of the Company and the LLC respectively, (B) preserve the present relationships with customers, suppliers and others having business relations with the Company and the LLC respectively and (C) to keep available to the Company the employees of the Company; and

            (iii) pay all Taxes before such Taxes become delinquent unless contested in good faith by appropriate proceedings and notice is provided to Purchaser.

            (b) Except (i) as set forth on Schedule 9.2, (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), each of the Company and the LLC shall not, and the Selling Holders shall cause the Company and the LLC not to:

            (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or the LLC, as applicable, or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or the LLC;

            (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or the LLC or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or the LLC;

            (iii) effect any recapitalization, reclassification or like change in the capitalization of the Company or the LLC;

            (iv)   amend the organizational documents of the Company or the LLC;

            (v) (A) increase the compensation of any director or employee of the Company or the LLC, except for increases at such times and in such amounts as are consistent with the past practices of the Company or the LLC, as the case may be; (B) grant any bonus, benefit or other direct or indirect compensation to any director or employee of the Company or the LLC except in the Ordinary Course of Business consistent with past practice, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any current or former director or employee of the Company or the LLC or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or the LLC is a party or involving a director or employee of the Company or the LLC, except, in each case, as required by applicable Law from time to time in effect or by the terms of any Company Benefit Plans;

            (vi) subject to any Lien, any Company Property or any of the other properties or assets (whether tangible or intangible) of the Company or the LLC, except for Permitted Exceptions;

            (vii) acquire any properties or assets outside of the Ordinary Course of Business or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company or the LLC (except pursuant to an existing Contract for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets);

            (viii) other than in the Ordinary Course of Business, cancel or compromise any material debt or claim or waive or release any material right of the Company or the LLC;

            (ix) commence or enter into any commitment for capital expenditures of the Company or the LLC in excess of fifty thousand dollars ($50,000) for any individual commitment and four hundred thousand dollars ($400,000) for all commitments in the aggregate;

            (x) enter into, modify or terminate any labor or collective bargaining agreement of the Company or the LLC or, through negotiations or otherwise, make any commitment or incur any liability to any labor organizations;

            (xi) permit the Company or the LLC to enter into or agree to enter into any merger or consolidation with any corporation or other entity, or acquire the securities of any other Person;

            (xii) other than in the Ordinary Course of Business, permit the Company or the LLC to enter into or modify any Contract with any Selling Holder or any Affiliate of any Selling Holder;

            (xiii) enter into any other Contract outside of the Ordinary Course of Business or which requires a payment or other obligation in excess of twenty five thousand dollars ($25,000) or amend, supplement or modify any lease for real property;

            (xiv) make any Tax election or settle or compromise any material Tax liability; or

            (xv)  agree to do anything prohibited by this Section 9.2.

            9.3 Consents. The Company and the LLC shall use their commercially reasonable efforts, and the Purchaser and Selling Holders shall cooperate with the Company and the LLC, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Sections 5.3(b), 6.3(b), and 7.3(b) hereof. Purchaser shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals referred to in Section 8.3(b) hereof. No party shall be obligated to pay any consideration to any third party from whom consent or approval is requested.

            9.4   Regulatory Approvals.

            (a) Each of Purchaser, the Company, the LLC and the Selling Holders (if necessary) shall (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten (10) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within four (4) weeks in the case of all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the FTC, the Antitrust Division or any other Governmental Body in respect of such filings or such transactions, and (iii) reasonably cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use its commercially reasonable efforts to furnish to each other all information in such party's possession required by such other party for any application or other filing to be made by such other party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 9.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

            (b) Each of Purchaser and the Company shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). Each of Purchaser and the Company shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. In connection with and without limiting the foregoing, each of Purchaser and the Company agrees to take promptly any and all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Federal, state and local and non United States antitrust or competition authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible; provided that nothing contained herein shall be deemed to require either party to commence or defend any litigation or adversarial proceeding or enter into or agree to enter into any consent decree, hold separate order or trust or otherwise agree to sell or dispose of any assets.

            9.5   Further Assurances.

            (a) Each of Purchaser, the Company, the LLC and the Selling Holders shall use its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

            (b) From time to time following the Closing, at the request of a party hereto, and without further consideration, the other parties will execute and deliver to the requesting party, such documents and take such actions as the requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

            9.6   Confidentiality.

            (a) Purchaser acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between Purchaser, the Company and the LLC dated October 21, 2003 as amended November 13, 2003, February 5, 2004 and March 1, 2004 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate.

            (b) No Selling Holder shall, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, any secret, confidential, or proprietary information of the Company or the LLC. The foregoing covenant shall not apply to any secret, confidential or proprietary information which (i) has been independently developed by others, or (ii) becomes generally known to the public through no act or omission of a Selling Holder in violation of the foregoing covenant. Selling Holders acknowledge and agree that the foregoing covenant is reasonable in scope and protects the legitimate business interests of the Company, the LLC and the Purchaser.

            9.7   Indemnification.

            (a) From and after the Closing Date, the Company and the LLC shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law, the individuals who on or prior to the Closing Date were directors, managers, officers or employees of the Company or the LLC (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such. Purchaser agrees that all rights of the Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective certificate of incorporation or by-laws or comparable organizational documents of the Company or the LLC as now in effect, and any indemnification agreements or arrangements of the Company or the LLC shall survive the Closing Date and shall continue in full force and effect in accordance with their terms. For a period of five (5) years from the Closing Date, such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, the Company and the LLC shall pay any reasonable expenses of any Indemnitee under this Section 9.7, as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Notwithstanding the foregoing, any breach of a representation or warranty made by the Company, the LLC or a Selling Holder herein or any indemnification obligation owing by any Selling Holder hereunder shall not be deemed for any reason to be a claim covered by indemnification or advancement of expenses owing to such Indemnitee under this Agreement, any Law, certificate of organization, bylaw or comparable document or other agreement whatsoever. In the event the LLC is liquidated, dissolved or otherwise ceases to exist, the Company shall assume all of the LLC's obligations hereunder.

            (b) Each of Purchaser and the Indemnitee shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

            (c) For the six-year period commencing immediately after the Closing Date, Purchaser shall maintain in effect, or cause the Company or LLC to maintain in effect, each of the Company and the LLC's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Closing Date with respect to those persons who are currently covered by each of the Company and the LLC's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company and the LLC's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided that Purchaser may substitute therefor policies of a reputable insurance company the terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 9.7(c); provided further that Purchaser shall only be required to pay an annual premium up to 200% of the Company's annual premium in effect as of the Closing Date; provided that the Selling Holders or their designees may pay any premium in excess of such amount.

            (d) The provisions of this Section 9.7: (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

            (e) In the event that within the six year period commencing immediately after the Closing Date, Purchaser or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the directors' and officers' liability insurance policy required to be maintained pursuant to Section 9.7(c) above is not terminated.

            (f) The obligations of Purchaser under this Section 9.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 9.7 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 9.7 applies shall be third-party beneficiaries of this Section 9.7).

            9.8 Preservation of Records. Following the Closing, the Company shall, and the Purchaser shall cause the Company to, preserve and keep the records held by them relating to the respective businesses of the Company and the LLC in accordance with the document retention policy of the Purchaser but in no event for a period less than six (6) years from the Closing Date for records relating to Taxes and ownership of the Company and the LLC and three (3) years from the Closing Date for records relating to environmental matters and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings or tax audits against or governmental investigations of the Selling Holders or Purchaser or any of their Affiliates or in order to enable the Selling Holders to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. The Selling Holder requesting such access shall pay the reasonable direct out-of-pocket expenses of the Company incurred in connection with this Section 9.8. Prior to Closing each Selling Holder shall deliver to the Company all records or other property of or relating to the Company or the LLC in such Selling Holder's control or possession and shall promptly deliver to the Company all such records which come into its control or possession after the Closing.

            9.9   Publicity.

            (a) None of the Selling Holders, the Company, the LLC or Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the judgment of the Selling Holders, the Company, the LLC or Purchaser, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Selling Holders, the Company, the LLC or Purchaser (or its Affiliate) lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof.

            (b) Each of Purchaser, the Company, the LLC and the Selling Holders agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law. In the event that such disclosure, availability or filing is required by applicable Law, each of Purchaser, the Company, the LLC and the Selling Holders (as applicable) agrees to use its commercially reasonable efforts to obtain "confidential treatment" of this Agreement with the U.S. Securities and Exchange Commission (or the equivalent treatment by any other Governmental Body) and to redact such terms of this Agreement as the other party shall request and as is permitted by the U.S. Securities and Exchange Commission or other Governmental Body.

            9.10  Employment and Employee Benefits.

            (a) Employees. Except with respect to employees employed at its Palmetto, Florida facility, the Company shall continue to employ its employees on substantially similar terms as those currently in place; provided, however that nothing in this Agreement shall prevent the Company after the Closing from terminating the employment of any such employee or otherwise making personnel decisions as the Company deems appropriate in its sole discretion. Such individuals who continue their employment with the Company following the Closing Date are hereinafter referred to as the "Continuing Employees." Purchaser and Company acknowledge and agree that the Company shall be liable for any and all severance costs, unemployment insurance costs, filing fees, amounts payable in connection with any violation of the WARN Act and other similar costs and expenses associated with the layoff or termination of all or substantially all of the Company employees employed at its Palmetto, Florida facility; provided, that the Selling Holders agree that the foregoing agreement and acknowledgement in no way affects or alters the right of a Selling Holder Indemnified Party to seek indemnification hereunder.

            (b)   Benefits.

            (i) For a period of one (1) year following the Closing Date, the Company shall provide such Continuing Employees who remain employed by the Company with compensation (including salary, wages and opportunities for commissions, bonuses, incentive pay, overtime and premium pay), employee benefits, location of employment and a position of employment that are, in each case, substantially equivalent to those provided by the Company to such Continuing Employee immediately prior to the Closing.

            (ii) Continuing Employees shall not be entitled to any credit for his or her years of service with the Company, its Subsidiaries and any predecessor entities, with respect to any Purchaser Employee Plans except as provided in Schedule 9.10.

            9.11 Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Company and the LLC shall each have the right to supplement or amend the Schedules with respect to any matter hereafter arising by written notice to Purchaser. No such supplement or amendment shall have any effect on the satisfaction of the condition to closing set forth in Section 10.1(a). For purposes of determining the accuracy of the representations and warranties contained in this Article V, Article VI or Article VII hereof and the liability of some or all of the Selling Holders under Article XI, the Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any supplement or amendment thereto.

            9.12 Exclusivity. From the date of this Agreement until the Closing or the date this Agreement is terminated under Section 4.2, neither the Company, nor the LLC nor any Selling Holder shall, and the Selling Holders shall not permit any officer, director, employee or representative or agent of the Company or the LLC to: (a) initiate or encourage the initiation by others of discussions or negotiations with third parties or respond to (other than to decline interest in) solicitations by third parties relating to any merger, sale or other disposition of any equity securities or the assets of the Company or the LLC (an "acquisition proposal"), (b) enter into or participate in any discussion, negotiation or agreement with respect to any such acquisition proposal, or (c) furnish any non-public information regarding the Company or the LLC to any third party (other than vendors, banks or any Governmental Body in the Ordinary Course of Business). The Holder Representative shall promptly advise Purchaser of any acquisition proposal or inquiry regarding the making of an acquisition proposal, including any requests for information.

            9.13  Real Property.

            (a) With respect to the Company Properties, Purchaser has obtained, at its expense, title insurance commitments (the "Title Commitments") issued by First American Title Insurance Company (the "Title Company"), pursuant to which the Title Company has agreed to issue to Purchaser a standard ALTA Form B-1992 owner's policy or leasehold policy, as the case may be, of title insurance, in an amount reasonably prescribed by Purchaser, insuring good and marketable title to the owned Company Properties and valid leasehold interest in the leased Company Properties. Purchaser has delivered complete and accurate copies of the Title Commitments to counsel for the Selling Holders. The Company shall cooperate with Purchaser (including without limitation providing such affidavits and other information as may be customarily required) to cause the Title Company to issue its final title policy or title mark-up at Closing in the form shown on the Title Commitments, with all requirements satisfied, with no new exceptions added, with all standard exceptions deleted, and including such endorsements as Purchaser may reasonably request, including without limitation (if generally available in the state in which the property is located), (i) nonimputation endorsement, (ii) zoning 3.1 endorsement, (iii) owners comprehensive endorsement insuring over violations of title covenants, conditions and restrictions, (iv) access endorsement, (v) "same as" survey endorsement, (vi) location endorsement, and (vii) contiguity endorsement. The Purchaser shall pay for the cost of the title insurance policies and endorsements.

            (b) Survey. Within ten (10) days after execution and delivery of this Agreement, the Holder Representative, at the expense of the Purchaser, shall provide to Purchaser original current surveys of the Company Properties, certified to Purchaser and to the Title Company, prepared by registered surveyors reasonably satisfactory to Purchaser, which surveys shall be prepared in accordance with the 1997 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (including all Table A Items except contours), and pursuant to the accuracy standards of an Urban Class A Survey and shall be sufficient to delete the standard title insurance policy exception for surveys, without adding any new exceptions to the Title Commitments.

            (c) Estoppel Certificates. For the Company Property located at 2491 Wehrle Drive, Williamsville, New York, the Company shall obtain Estoppel

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

Certificates from the landlords of each facility in a form reasonably satisfactory to Purchaser.

            9.14 Noncompetition Agreements. At the Closing, each member of the Steinwachs Group shall cause to be delivered to Company and Purchaser a Noncompetition Agreement, substantially in the form of Exhibit C hereto (a "Noncompetition Agreement" and collectively, the "Noncompetition Agreements"), duly executed by each such Person, providing that, among other things, no Member of the Steinwachs Group shall compete with the Company for a period of five (5) years in the United States and further providing that each Person shall not solicit or hire any Company employee during each such five (5) year period.

            9.15 Certain Agreements. Each Selling Holder, the Company and the LLC hereby agree that: (a) each shareholders agreement, redemption agreement, registration rights agreement or any other similar agreement relating to the ownership or operation of the Company or the LLC shall be terminated effective as of the Closing without any further action required by any party to any such agreement and (b) any transfer restrictions, right to purchase or other similar rights or restrictions applicable in the event of the sale of the Securities to Purchaser hereunder are hereby waived.

            9.16 Continuation of Benefits. The Company shall permit the members of the Steinwachs Group that participate in the Company health insurance plan as a retiree as described in Schedule 5.15(h) attached hereto to continue to participate in such plan until the earlier of (a) the date on which the Company ceases to offer such plan and (b) five (5) years from the Closing Date; provided that the Purchaser and the Company shall give such persons 12 month's prior written notice of such termination of the health insurance plan.

                                    ARTICLE X
                              CONDITIONS TO CLOSING

            10.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

            (a) The representations and warranties of the Company, the LLC and the Selling Holders set forth in Sections 5.4, 6.4 and 7.4 of this Agreement shall be true and correct in all respects on the date hereof and at and as of the Closing.

            (b) All representations and warranties of the Company, the LLC and the Selling Holders set forth in this Agreement other than in Sections 5.4, 6.4 and 7.4 shall be true and correct on the date hereof and at and as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, that in the event of a breach of a representation or warranty, the condition set forth in this Section 10.1(b) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect; provided further that for purpose of this Section 10.1(b) the use of the term "material" as a qualifier in any such representation or warranty, except in the context of a "Material Contract" or "Material Adverse Effect", shall be disregarded.

            (c) The Selling Holders shall have complied in all respects with their obligations under Section 2.1 hereof and the Company, the LLC and the Selling Holders shall have performed and complied in all material respects with all of the other obligations and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

            (d) The waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted.

            (e) There shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby. No Legal Proceeding that is reasonably likely to be successful on its merits shall be pending before any court in which relief requested is to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby.

            (f) During the period from the date of this Agreement to the Closing Date there shall not have occurred any event, occurrence or circumstance having, or which reasonably could be expected to have, a Material Adverse Effect.

            (g) The Company shall have obtained the written consent of the Town of Amherst Industrial Development Agency to the transactions contemplated by this Agreement as required under the Amended and Restated Lease Agreement dated as of December 1, 1996 by and between the Town of Amherst Industrial Development Agency and the Company and shall have delivered such consent to the Purchaser.

            (h) Prior to or at Closing, as applicable, the Selling Holders shall have delivered or caused to be delivered to Purchaser the following documents, in each case duly executed or otherwise in proper form:

            (i) certificates representing the Securities to be sold hereunder, duly endorsed in blank or accompanied by stock or membership interest transfer powers;

            (ii) certificates representing the shares of the Company's Common Stock and the Company's Preferred Stock owned by the LLC;

            (iii) a certificate of a duly authorized officer or representative of the Company and the LLC and of each Selling Holder to the effect that:
      (A) the representations and warranties made by them in this Agreement are true and correct as of the Closing Date as if originally made on the Closing Date except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (B) they have complied in all respects with their obligations under Section 2.1 hereof and have performed and complied in all material respects with all of their other obligations and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

            (iv) the written opinion of Weil, Gotshal & Manges LLP in substantially the form of Exhibit D attached hereto;

            (v) the Noncompetition Agreements duly executed by the parties thereto (other than the Purchaser);

            (vi) certified copies of the resolutions of the Board or Directors (or comparable body) and the shareholders and members of the Company and the LLC, respectively, authorizing and approving this Agreement and the consummation of the transactions contemplated hereby;

            (vii) each of the Indemnity Escrow Agreement and the Adjustment Escrow Agreement, duly executed by the Holder Representative and the Escrow Agent;

            (viii) a copy of the Articles of Incorporation of Company and the Articles of Organization of the LLC each certified by the appropriate jurisdiction of incorporation and a copy of the Bylaws of Company and the Operating Agreement of the LLC each certified by the secretary (or equivalent position) of Company and the LLC, respectively;

            (ix) Incumbency certificates relating to each person executing any document executed and delivered to Purchaser by the Company or the LLC pursuant to the terms hereof;

            (x)    pay off letters representing all of the Closing Debt;

            (xi) resignations of the directors and officers (or equivalent positions) of the Company and the LLC;

            (xii) a properly executed affidavit of non-foreign status, in form and substance reasonably satisfactory to Purchaser.

            (xiii) all other documents, instruments or writings reasonably required to be delivered to Purchaser at or prior to Closing pursuant to this Agreement and such other certificates of authority and documents as Purchaser may reasonably request to be delivered.

            10.2 Conditions Precedent to Obligations of the Selling Holders. The obligations of the Selling Holders to consummate the transactions contemplated by this

Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Holder Representative in whole or in part to the extent permitted by applicable
Law):

            (a) The representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on the date hereof and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Selling Holders shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect.

            (b) Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, and the Selling Holders shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect.

            (c) There shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby. No Legal Proceeding that is reasonably likely to be successful on its merits shall be pending before any court in which relief requested is to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby.

            (d) The waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted.

            (e) Purchaser shall have delivered, or caused to be delivered, to the Selling Holders evidence of the wire transfers referred to in Section 3.2 hereof.

            (f) At Closing, the Purchaser shall have delivered or caused to be delivered to Selling Holder the following documents, in each case duly executed or otherwise in proper form:

            (i) the certificates described in Section 10.2(a) and 10.2(b) above;

            (ii) the written opinion of Quarles & Brady LLP in substantially the form of Exhibit E attached hereto;

            (iii) the Noncompetition Agreements duly executed by the Purchaser and the Company;

            (iv) certified copies of the resolutions of the Board or Directors of the Purchaser, authorizing and approving this Agreement and the consummation of the transactions contemplated hereby;

            (v) each of the Indemnity Escrow Agreement and the Adjustment Escrow Agreement, duly executed by the Purchaser and the Escrow Agent;

            (vi) incumbency certificates relating to each person executing any document executed and delivered to the Holder Representative by Purchaser pursuant to the terms hereof;

            (vii) A certificate of an officer of Purchaser certifying substantially as follows: immediately after giving effect to the acquisition of the Securities and the consummation of the other transactions contemplated by this Agreement (including, without limitation, the debt and equity financings being entered into in connection therewith): (A) the fair saleable value (determined on a going concern basis) of the assets of Purchaser, the Company and the LLC shall be greater than the total amount of their liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (B) Purchaser, the Company and the LLC shall be able to pay their debts and obligations in the Ordinary Course of Business as they become due and (C) Purchaser, the Company and the LLC shall have adequate capital to carry on their businesses and all businesses in which they are about to engage; and

            (viii) All other documents, instruments or writings reasonably required to be delivered to the Holder Representative at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as the Holder Representative may request to be delivered may reasonably request.

            10.3 Frustration of Closing Conditions. None of the Company, the LLC, Purchaser or the Selling Holders may rely on the failure of any condition set forth in Sections 10.1 or 10.2, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

            11.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive Closing and claims may be asserted with respect thereto to the extent permitted by this Article XI.

            11.2   Indemnification by Selling Holders.

            (a) Subject to Section 11.5 hereof, to induce Purchaser to enter into this Agreement and to purchase the Securities, the Selling Holders hereby agree, acting on a several and not joint basis (except as provided herein), to indemnify and hold

Purchaser, the Company, the LLC, and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Selling Holder Indemnified Parties") harmless from and against:

            (i) any and all losses, liabilities, obligations and damages (individually, a "Selling Holder Loss" and, collectively, "Selling Holder Losses") based upon or arising directly from (A) any breach of the representations, warranties, covenants or agreements made by the Selling Holders or the Company in this Agreement or (B) any Selling Holder Losses arising directly from the transportation, treatment, storage, disposal or other handling of any Hazardous Materials at, or to, a site facility other than the Company's Palmetto, Florida facility;

            (ii) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Selling Holder Expenses") incident to any and all Losses with respect to which indemnification is provided hereunder.

            (b) Notwithstanding the foregoing, the members of the Bain Group, Summit Group and Steinwachs Group shall be jointly and severally liable for the indemnification obligations of members of their respective group.

            (c) Each of the Summit Group, Bain Group and Steinwachs Group, shall assume any indemnification obligation of a member of the Management Group not paid by such member of the Management Group as provided herein. The Summit Group, the Bain Group and the Steinwachs Group shall each be responsible for a portion of such indemnification obligation equal to the product of (i) the aggregate proceeds received by all members of such group divided by (ii) the aggregate proceeds received by all the members of each of the Summit Group, Bain Group and Steinwachs Group multiplied by the amount of such indemnification claim. The Purchaser shall be required to seek, and shall take all reasonable steps against any member of the Management Group to collect the full amount of such indemnification obligation prior to seeking any payment from any member of the Summit Group, Bain Group or the Steinwachs Group; provided, however, that the Purchaser shall not be obligated to initiate litigation against any member of the Management Group.

            (d) Except as provided in Section 11.2(b) above, each Selling Holder shall be liable only for its pro rata portion of any Selling Holder Loss based upon a portion of the aggregate combined proceeds related to the Class B Units and the Common Stock and in no event shall a Selling Holder be required to make any indemnification payment in excess of the portion of the Purchase Price received by such Selling Holder pursuant hereto.

            (e) Notwithstanding anything contained herein to the contrary, except as provided in Section 11.2(b), no Selling Holder shall be held liable for the breach by

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

any other Selling Holder of any representation, or warranty made by such Selling Holder as to only itself.

            (f) Purchaser shall take and shall cause its Affiliates to use reasonable efforts to mitigate any Selling Holder Loss upon becoming aware of any event which would give rise thereto.

            11.3  Indemnification by Purchaser.

            (a) Subject to Section 11.5 hereof, Purchaser hereby agrees to indemnify and hold the Selling Holders and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

            (i) any and all losses, liabilities, obligations and damages (individually, a "Purchaser Loss" and, collectively, "Purchaser Losses") based upon or arising directly from: (A) any breach of a representation or warranty made by Purchaser in this Agreement and (B) any breach of a covenant or agreement of Purchaser set forth in this Agreement; and

            (ii) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Purchaser Expenses") incident to any and all Purchaser Losses with respect to which indemnification is provided hereunder.

            (b) The Selling Holders shall take and cause their Affiliates to use reasonable efforts to mitigate any Purchaser Loss upon becoming aware of any event which gives rise thereto.

            11.4 Indemnification Procedures. In the event that any Legal Proceedings shall be instituted, or that any claim shall be asserted, by any Person in respect of which payment may be sought under Sections 11.2, 11.3 or
11.4 hereof (an "Indemnification Claim"), the indemnified party shall promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party; provided, that the failure by the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from liability to the indemnified party for any liability hereunder except to the extent such failure shall have prejudiced the defense of the Indemnification Claim. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Selling Holder Losses or Purchaser Losses (individually an "EMED Loss" and together the "EMED Losses") indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any EMED Losses indemnified against hereunder, it shall within fifteen (15) days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. The assumption of the defense of an Indemnification Claim by the indemnifying party shall constitute an admission that such Indemnification Claim is indemnifiable by the indemnifying party hereunder. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any EMED Losses indemnified against hereunder or if the indemnifying party does not defend against the Indemnification Claim with reasonable diligence and in good faith, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if
(i) so requested by the indemnifying party to participate, (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable or (iii) the Indemnification Claim seeks injunctive or other relief which, if granted, could materially and adversely affect the indemnified party or its Affiliates; and provided, further, that the indemnifying party shall not be required to pay for more than one such separate counsel and one local counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim and to keep the other party reasonably informed of all material developments on any Indemnification Claim which such party is defending. Notwithstanding anything in this Section 11.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim; provided, that in the event the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to EMED Losses or if the indemnifying party does not defend against the Indemnification Claim with reasonable diligence and in good faith as described above, the indemnified party shall be free to settle or compromise the Indemnification Claim on such terms and conditions as are acceptable to the indemnified party and the indemnified party shall be indemnified for the EMED Losses relating thereto, subject to the limitations set forth in Section 11.5. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of Section 11.5, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or

(B) the aggregate EMED Losses of the indemnified party, with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

            11.5 Limitations on Indemnification for Breaches of Representations and Warranties.

            (a) Notwithstanding anything herein to the contrary, Purchaser must give notice to the Holder Representative, and Holder Representative must give notice to Purchaser, of any Indemnification Claim relating to a breach of a representation or warranty in writing in reasonable detail prior to September 30, 2005; provided, however, that Indemnification Claims relating to Section
5.19 and Section 11.2(a)(i)(B) hereof may be made prior to the third anniversary of the Closing and, provided, further, however, that Indemnification Claims relating to Sections 5.2, 5.4, 5.10, 5.20, 6.2, 6.4, 6.6, 6.7(a), 6.7(i), 6.8,
7.2, 7.4, 7.6, 8.2, 8.6 or 8.8 hereof may be made prior to the expiration of the applicable statute of limitations with respect to such matter. Any Indemnification Claim relating to a breach of a representation or warranty made prior to or on the applicable dates set forth above in this Section 11.5 shall survive until resolved in accordance with the terms hereof. Any Indemnification Claim relating to a breach of a representation and warranty not made by on or prior to the applicable dates set forth above in this Section 11.5 will be irrevocably and unconditionally released and waived.

            (b) Notwithstanding the provisions of this Article XI, the Selling Holders shall not have any indemnification obligations for EMED Losses under
Section 11.2(a)(i)(A) for breaches of representations and warranties or under
Section 11.2(a)(i)(B), unless the aggregate amount of all such EMED Losses exceeds one million dollars ($1,000,000), and then only to the extent of such excess; provided however that such limitation shall not apply to any breach of a representation contained in Sections 5.2, 5.4, 5.10, 5.20, 6.2, 6.4, 6.6, 6.7(a), 6.7(b), 6.7(c), 6.7(i), 6.8, 7.2, 7.4 and 7.6. The maximum aggregate indemnification to be paid by the Selling Holders under Section 11.2(a)(i)(A) for breaches of representations and warranties and under Section 11.2(a)(i)(B) shall not exceed the Indemnity Escrow Amount; provided, however, that such limitation shall not apply to any breach of a representation contained in Sections 5.2, 5.4, 5.10, 5.20, 6.2, 6.4, 6.6, 6.7(a), 6.7(b), 6.7(c), 6.7(i),
6.8, 7.2, 7.4 and 7.6, for which the maximum amount payable with respect to any breach of the representation and warranty contained in Section 5.10 and Section
6.8 shall, in the aggregate, be thirty million dollars ($30,000,000), less any amounts paid to the Purchaser from the Indemnity Escrow Amount in respect of claims as provided above, and with respect to each other excluded representation the maximum amount payable shall be the proceeds received by the Selling Holders hereunder less any amount previously paid to the Purchaser from the Indemnity Escrow Account.

            (c) No representation or warranty of the Company or the Selling Holders contained herein shall be deemed untrue or incorrect, and the Company or the Selling Holders shall not be deemed to have breached a representation or warranty, as a

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

consequence of the existence of any fact, circumstance or event which is disclosed in one Schedule to this Agreement as long as such fact, circumstance or event is disclosed on another Schedule and the disclosure on one Schedule applies to another Schedule in the Purchaser's reasonable determination.

            (d) Purchaser shall not make any claim for indemnification under this Article XI in respect of any matter that is taken into account in the calculation of any adjustment to the Purchase Price pursuant to Section 3.3(g).

            (e) Any indemnification amounts payable under this Article XI shall be calculated after giving effect to the actual realized tax benefits or tax losses and insurance recovery to the parties resulting from the damage, loss, liability or expense that is the subject of the indemnity; provided, that such indemnified party is not subject to retroactive adjustments or other reimbursements of its insurance in respect of such proceeds; provided, further, that the pendency of such payments shall not delay or reduce the obligation of the indemnifying party to make indemnification payments hereunder and if insurance proceeds are subsequently received by the indemnified party such proceeds shall be promptly paid over to the indemnifying party to the extent of any indemnification payments made.

            (f) Any indemnification obligation of the Selling Holders hereunder which: (i) exceeds the Indemnity Escrow Amount or (ii) is asserted after the Indemnity Escrow Amount has been released, and in either case is still a valid claim for indemnification hereunder, shall be the responsibility of by the Selling Holders themselves, subject to each of the other subparagraphs of this Article XI.

            11.6 Tax Treatment of Indemnity Payments. The Selling Holders and Purchaser agree to treat any indemnity payment made pursuant to this Article XI as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

            11.7 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation shall not limit the Purchaser's right to recover for loss of revenue, loss of profit and other Selling Holder Losses relating to the business operated by the Company arising from or related to any such breach or alleged breach or to Selling Holders' right to recover contract damages in connection with Purchaser's failure to close in violation of this Agreement).

            11.8 Exclusive Remedy. Following the Closing, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement or any covenant or agreement to be performed on or prior to the Closing Date, other than the covenant set forth in Section 2.1 hereof, shall be indemnification in accordance with this
Article XI. Except as provided in Section 11.5(b) and 11.5(f), any indemnification payable by the Selling Holders shall be satisfied by distribution from the Indemnity Escrow Account. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, relating to breaches or inaccuracies of representations or warranties, that they may have against the Selling Holders or Purchaser, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise).

                                   ARTICLE XII

                                  MISCELLANEOUS

            12.1 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Purchaser.

            12.2 Expenses. Except as otherwise provided in this Agreement, each of the Selling Holders and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. The Selling Holders shall be responsible for all Transaction Expenses and, to the extent any Transaction Expenses are not satisfied at Closing pursuant to Section 3.1(a) above or deducted in determining the Purchase Price under Section 3.1(a), the Selling Holders shall pay all such Transaction Expenses when due.

            12.3  Holder Representative.

            (a) Each Selling Holder hereby irrevocably appoints Summit Partners, L.P. (the "Holder Representative") as such Selling Holder's representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of such Selling Holder with respect to the transfer of such Selling Holder's Company Stock and LLC Units, as applicable, in accordance with the terms and provisions of this Agreement and to act on behalf of such Selling Holder in any amendment of or litigation or arbitration involving this Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Holder Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement, including, without limitation, the power:

            (i) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Selling Holders to consummate the transactions contemplated by this Agreement;

            (ii) to negotiate, execute, deliver and receive all ancillary agreements, statements, certificates, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement (it being understood that such Selling Holder shall execute and deliver any such documents which the Holder Representative agrees to execute);

            (iii) to terminate this Agreement if the Selling Holders are entitled to do so;

            (iv) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with the any claims under this Agreement, including service of process in connection with arbitration; and

            (v) to negotiate the settlement of any disputes, as contemplated and in the manner set forth herein; and

            (vi) to take all actions which under this Agreement may be taken by the Selling Holders and to do or refrain from doing any further act or deed on behalf of the Selling Holders which the Holder Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as such Selling Holder could do if personally present.

            (b) The Holder Representative will not be liable for any act taken or omitted by it as permitted under this Agreement, except if such act is taken or omitted in bad faith, gross negligence or by willful misconduct. The Holder Representative will also be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof).

            (c) The Selling Holders agree, jointly and severally, to indemnify the Holder Representative for, and to hold the Holder Representative harmless against, any loss, liability or expense incurred without willful misconduct, gross negligence or bad faith on the part of the Holder Representative, arising out of or in connection with the Holder Representative's carrying out it duties under this Agreement, including costs and expenses of successfully defending Holder Representative against any claim of liability with respect thereto. The Holder Representative may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken and suffered by it in good faith and in accordance with the opinion of such counsel.

            (d) The Holder Representative shall not compromise or settle any claim or amount which disproportionately affects the interests of any Selling Holder in relation to all Selling Holders, without the prior written consent of the Selling Holder so affected.

            Purchaser shall be fully protected in dealing with the Holder Representative under this Agreement and may rely upon the authority of the Holder Representative to act as the Selling Holders' agent under this Agreement. Any payments or deliveries (including without limitation notices required or permitted hereunder) by Purchaser to the Holder Representative under this Agreement for the benefit of the

Selling Holders, or any of them, shall be considered payments or deliveries made by Purchaser to the Selling Holders.

            If Summit Partners, L.P. becomes unable to serve as Holder Representative, Jeffrey Steinwachs, or such other Person or Persons as may be designated by a majority of the Selling Holders, shall succeed as the Holder Representative. The Holder Representative shall provide to Jeffrey Steinwachs a full and complete copy of each item of correspondence between the Holder Representative and the Purchaser or any of the Purchaser's representatives.

            12.4  Submission to Jurisdiction; Consent to Service of Process.

            (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, or action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 12.7.

            12.5 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State.

            12.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

            If to any Selling Holder, to the Holder Representative as provided below:

            Holder Representative:

            c/o Summit Partners
            222 Berkeley Street, 18th Floor
            Boston, MA 02116
            Facsimile: (617) 824-1110
            Attention: Martin J. Mannion

            With a copy to:

            Weil, Gotshal & Manges LLP
            100 Federal Street
            Boston, MA 02110
            Facsimile: 617.772.8333
            Attention: James Westra

            Jeffrey Steinwachs
            3588 Fair Oaks Lane
            Longboat Key, FL 34228
            Facsimile: 941-383-0148

            If to Company or LLC (pre-Closing):
            c/o Summit Partners, L.P.
            222 Berkeley Street, 18th Floor
            Boston, MA 02116
            Facsimile: 617.824.1110
            Attention: Martin J. Mannion

            With a copy to:

            Weil, Gotshal & Manges LLP
            100 Federal Street
            Boston, MA 02110
            Facsimile: 617.772.8333

            Attention: James Westra, Esq.

            If to Purchaser (or Company or LLC post-Closing):

            Brady Corporation
            6555 West Good Hope Road
            Milwaukee, WI 53223
            Attention: Donald E. Rearic
            Fax: 414-438-6917

            With a copy to:

            Quarles & Brady, LLP
            411 East Wisconsin Avenue
            Milwaukee, WI 53202
            Attention: Michael Lappin
            Fax: 414-271-3552

            12.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            12.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as contemplated by Section 9.7. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Company, LLC, Selling Holders or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, that Purchaser shall be permitted at any time to, and following the Closing, Company and LLC shall be permitted to, assign to an Affiliate of Purchaser all or any portion of their respective rights or obligations under this Agreement without the consent of the other parties hereto. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

            12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile copies of signatures shall constitute valid and binding obligations of the signing party once delivered to the other parties.

            12.11 Specific Performance. THE PARTIES HERETO AGREE THAT, PRIOR TO CLOSING, IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

                ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        BRADY CORPORATION

                                        By:  /s/ David Mathieson
                                           ---------------------------------
                                             Name:  David Mathieson
                                             Title: Chief Financial Officer

                                        EMED CO., INC.

                                        By:  /s/ Thomas F. Fay
                                           ---------------------------------
                                             Name:  Thomas F. Fay
                                             Title: President

                                        SUMMIT/EMED HOLDINGS, LLC

                                        By:   /s/ Robert V. Walsh
                                           ---------------------------------
                                              Name:  Robert V. Walsh
                                              Title: Secretary

Signature Page to Securities Purchase Agreement

                                    FOUNDING STOCKHOLDERS:

                                        /s/ Paul C. Steinwachs
                                        ---------------------------------------
                                        Paul C. Steinwachs

                                        /s/ Donald E. Steinwachs
                                        ---------------------------------------
                                        Donald E. Steinwachs

                                        Jean Steinwachs Childs Trust

                                        By /s/ Jean Steinwachs
                                          -------------------------------------

                                        Karen C. Steinwachs Trust

                                        By /s/ Karen C. Steinwachs
                                          -------------------------------------

                                        Kevin E. Steinwachs Trust

                                        By /s/ Kevin E. Steinwachs
                                          -------------------------------------

                                        Mark D. Steinwachs Trust

                                        By /s/ Mark D. Steinwachs
                                          -------------------------------------

                                        Jeffrey P. Steinwachs Trust

                                        By /s/ Jeffrey P. Steinwachs
                                          -------------------------------------

                                        /s/ Kevin E. Steinwachs
                                        ---------------------------------------
                                        Kevin E. Steinwachs

                                        /s/ Karen C. Steinwachs
                                        ---------------------------------------
                                        Karen C. Steinwachs

                                        /s/ Mark D. Steinwachs
                                        ---------------------------------------
                                        Mark D. Steinwachs

                                        /s/ Jeffrey P. Steinwachs
                                        ---------------------------------------
                                        Jeffrey P. Steinwachs

                                        /s/ Thomas F. Fay
                                        ---------------------------------------
                                        Thomas F. Fay

                                        LLC UNITHOLDERS:

                                        SUMMIT SUBORDINATED DEBT FUND II, L.P.

                                        By: Summit Partners SD II, LLC
                                              Its General Partner

                                        By: Stamps, Woodsum & Co. IV
                                        Its Managing Member

                                        By: /s/ Martin J. Mannion
                                           ------------------------------------
                                                General Partner

                                        SUMMIT VENTURES V, L.P.

                                        By: Summit Partners V, L.P.
                                              Its General Partner

                                        By: Summit Partners, LLC
                                              Its General Partner

                                        By: /s/ Robert V. Walsh
                                           ------------------------------------
                                                Member

                                        SUMMIT V COMPANION FUND, L.P.

                                        By: Summit Partners V, L.P.
                                              Its General Partner

                                        By: Summit Partners, LLC
                                              Its General Partner

                                        By: /s/ Robert V. Walsh
                                           ------------------------------------
                                                Member

                                        SUMMIT V ADVISORS FUND, L.P.

                                        By: Summit Partners V, L.P.
                                              Its General Partner

                                        By: Summit Partners, LLC
                                              Its General Partner

                                        By: /s/ Robert V. Walsh
                                           ------------------------------------
                                                Member

                                        SUMMIT V ADVISORS FUND (QP), L.P.

                                        By: Summit Partners V, L.P.
                                              Its General Partner

                                        By: Summit Partners, LLC
                                              Its General Partner

                                        By: /s/ Robert V. Walsh
                                           ------------------------------------
                                                Member

                                        SUMMIT INVESTORS III, L.P.

                                        By: /s/ Robert V. Walsh
                                           ------------------------------------
                                                General Partner

                                        SQUAM LAKE INVESTORS, III, L.P.

                                        By: GPI, Inc., Its General Partner
                                        By: /s/ William Doherty
                                           ------------------------------------
                                        Title Vice President

                                        SUNAPEE SECURITIES, INC.

                                        By  /s/ Mary B. Welch
                                           ------------------------------------
                                        Title:  Assistant Treasurer

                                        /s/ Michael J. Mantalbano
                                        ---------------------------------------
                                        Michael J. Montalbano

                                        /s/ Thomas F. Fay
                                        ---------------------------------------
                                        Thomas F. Fay

                                        /s/ Ronald B. Doyle
                                        ---------------------------------------
                                        Ronald B. Doyle

                                        /s/ J. William Meehan
                                        ---------------------------------------
                                        J. William Meehan

                                        /s/ James P. Skinner
                                        ---------------------------------------
                                        James P. Skinner

                                        /s/ Kevin R. Flanagan
                                        ---------------------------------------
                                        Kevin R. Flanagan

                                        /s/ Fred D. Rivas
                                        ---------------------------------------
                                        Fred D. Rivas

                                        /s/ Bruce H. Humphrey
                                        ---------------------------------------
                                        Bruce H. Humphrey

                                        /s/ Kathleen Brunner
                                        ---------------------------------------
                                        Kathleen Brunner

                                    EXHIBIT A

                           SELLING HOLDER INFORMATION

                                                 NUMBER OF SHARES OF             NUMBER OF SHARES OF
FOUNDING STOCKHOLDER                            PREFERRED STOCK OWNED            COMMON STOCK OWNED
--------------------                            ---------------------            -------------------
Jeffrey P. Steinwachs Trust                          31,251.8800                      8,360.1122
Mark D. Steinwachs Trust                              7,813.3400                      2,090.0257
Kevin E. Steinwachs Trust                             7,813.3400                      2,090.0257
Karen C. Steinwachs Trust                             7,813.3400                      2,090.0257
Jean Steinwachs Child Trust                           7,813.3400                      2,090.0257
Paul C. Steinwachs                                    1,302.2200                        348.3408
Donald E. Steinwachs                                  1,302.2200                        348.3408
Jeffrey P. Steinwachs                                   544.4500                        145.6358
Kevin E. Steinwachs                                     294.8700                         78.8758
Mark D. Steinwachs                                      147.4400                         39.4426
Karen C. Steinwachs                                     147.4400                         39.4426
Thomas F. Fay                                             0.0000                      4,674.5707
                                                     -----------                     -----------

                   Total                               66,243.88                     22,394.8641
                                                     ===========                     ===========

                                                  NUMBER OF CLASS A               NUMBER OF CLASS B
LLC UNITHOLDER                                       UNITS OWNED                     UNITS OWNED
--------------                                    -----------------               -----------------
Summit Ventures V, L.P.                             268,090.8271                     69,013.1900
Summit V Companion Fund, L.P.                        49,809.6707                     12,821.5200
Summit Sub Debt Fund II, L.P.                             0.0000                      8,936.0000
Summit V Advisors Fund (QP), L.P.                    18,216.9125                      4,689.3700
Summit V Advisors Fund, L.P.                          5,566.9661                      1,432.9200
Summit Investors III, L.P.                            4,097.5589                      1,161.8800
Squam Lake Investors III, L.P.                        5,326.4307                      1,509.6200
Sunapee Securities, Inc.                                400.9141                        113.6300
Michael J. Montalbano                                 1,246.8399                        645.6472
Thomas F. Fay                                             0.0000                      5,246.2370
Ronald B. Doyle                                           0.0000                      3,500.6759
J. William Meehan                                         0.0000                      2,422.3586
James P. Skinner                                          0.0000                      1,400.2704
Kevin R. Flanagan                                         0.0000                      1,295.1087
Fred D. Rivas                                             0.0000                        709.8694
Bruce H. Humphrey                                         0.0000                        678.7119
Kathleen Brunner                                          0.0000                        518.0000
                                                    ------------                    ------------

                   Total                            352,756.1200                    116,095.0091
                                                    ============                    ============